UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

BRUNSWICK CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

BRUNSWICK

BOSTON
WHALER
MERCURY

2018 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

March 22, 2018

Dear fellow shareholders:

Thank you for your investment in Brunswick. In 2017, we enjoyed our eighth consecutive year of growth with year-over-year revenue growth of 9% and earnings per share, as adjusted, growth of 12%.(1) Since 2013, your investment delivered compounded annual growth in adjusted pretax earnings of 16.3% and five-year compounded annual growth in total shareholder return of 14.6%. We are proud of these results, and I want to personally thank my 15,000 fellow associates who together worked so hard to deliver them.

The Board remains committed to delivering long-term, sustainable shareholder value through continued operating excellence and strategic oversight. As a result of our continuous and rigorous review of corporate strategy and capital allocation, we recently announced plans to spin-off our fitness equipment and billiards business into a stand-alone public company. We believe that two stand-alone companies, with sharper strategic focus, appropriate capital structures, and undivided management attention, will be able to unlock greater value for our shareholders than our present structure. When complete, this spin-off will enable Brunswick investors to participate in either, or both, the recreational marine and fitness businesses.

As in the past, strong corporate governance is an important element of our commitment. Your Board continually evaluates and strengthens its governance practices. Last year, we unilaterally adopted bylaw amendments that include proxy access provisions. This year, we are asking shareholders to vote in favor of a plan to declassify the Board of Directors. This Proxy Statement includes details on proposed amendments to Brunswick’s Restated Certificate of Incorporation to declassify the Board (see Proposal 2 on page 25 for more details).

We have much work to accomplish in the coming year, but we have never been more excited about the future of your company. The spin-off of Fitness, among many other initiatives we are undertaking, should help enable both companies to capitalize on new markets and technologies while continuing to serve our customers, remain market leaders, and deliver solid financial returns to our shareholders.

We will begin mailing a notice to our shareholders on March 22, 2018, containing instructions about online access to our 2018 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, as well as instructions regarding how to receive paper copies of these documents if you prefer.

Your vote is very important. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone, or by signing and returning a proxy card.

Your Board, the management team, and Brunswick’s more than 15,000 global employees remain committed to delivering long-term value to our investors. Thank you for your continued support.

Sincerely,

Mark D. Schwabero Chairman and Chief Executive Officer Brunswick Corporation

(1)	Please see Appendix 2 for a reconciliation of non-GAAP measures

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

DATE AND TIME:

May 2, 2018
9 a.m. CDT

LOCATION:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500
Mettawa, IL 60045

VOTING MATTERS 2018 PROPOSALS	Board Recommends:	Learn More on Page:
PROPOSAL 1: Election of Directors	FOR each nominee	12
PROPOSAL 2: Approval of Amendments to our Restated Certificate of Incorporation to Declassify the Board of Directors	FOR	25
PROPOSAL 3: Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	55
PROPOSAL 4: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018	FOR	58

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS*:

BY INTERNET	BY TELEPHONE	BY MAIL	IN PERSON**

proxyvote.com By 5:00 p.m. EDT on May 1, 2018	1-800-690-6903 By 5:00 p.m. EDT on May 1, 2018	Completing, signing, and returning your proxy or voting instruction card To arrive by May 1, 2018	Annual Meeting May 2, 2018 9 a.m. CDT

AM I ELIGIBLE TO VOTE? You can vote if you were a shareholder of record at the close of business on March 5, 2018.

*	If you hold shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by one of the above methods no later than 5:00 p.m. EDT on April 27, 2018.

**	If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, bank, or other nominee, you must bring proof of ownership with you to attend the meeting.

2018 PROXY STATEMENT | 4

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

9% increase in 2017 net sales compared with 2016. 4-year CAGR(2) of 7.5%.	4-year CAGR(2) of 16.3%.	Generated strong free cash flow of $243.1 million in 2017.	Funded investments in growth, enhanced shareholder returns with stock repurchases and increased dividends, and continued to execute our pension de-risking strategy.

For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 20, 2018.

MARK D. SCHWABERO	“As a Brunswick shareholder, you have shared in our financial and operational success. Our 2017 results represent our eighth consecutive year of growth. Thank you for your continued support.”
(1)	Please see Appendix 2 for a reconciliation of non-GAAP measures
(2)	Compound Annual Growth Rate

2018 PROXY STATEMENT | 5

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

DIRECTOR NOMINEES

For more information, visit page 12

KEY SKILLS & EXPERTISE

MANUEL A. FERNANDEZ

Chairman, CEO, & President of
Gartner Group (Retired)

Director Since: 1997

Age: 71

Other Public Boards: 2

Committees:

Nominating and Corporate
Governance (Chair)

Executive

Human Resources and Compensation

LEAD INDEPENDENT DIRECTOR

		KEY SKILLS & EXPERTISE	MARK D. SCHWABERO Chairman & CEO of Brunswick Corporation Director Since: 2014 Age: 65 Other Public Boards: 1 Committees: Executive

KEY SKILLS & EXPERTISE	DAVID V. SINGER CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Age: 62 Other Public Boards: 3 Committees: Audit Finance INDEPENDENT DIRECTOR	KEY SKILLS & EXPERTISE

J. STEVEN WHISLER

Chairman & CEO of Phelps
Dodge Corporation (Retired)

Director Since: 2007

Age: 63

Other Public Boards: 2

Committees:

Human Resources and
Compensation (Chair)

Executive

Nominating and Corporate
Governance

INDEPENDENT DIRECTOR

The Board believes that having our CEO serve as Chairman of the Board is in the best interest of shareholders because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of our strategic direction, as well as the Board’s ability to ensure management’s focused execution of our strategy. Our strong Lead Independent Director position ensures robust and independent Board oversight.

The Board is committed to strong corporate governance and has approved amendments to our Restated Certificate of Incorporation to declassify the Board of Directors, subject to shareholder approval at the Annual Meeting.

Key skills & expertise legend	Audit/ Finance	Global	Operations/ Manufacturing	Technology	CEO	Public Company Board	Regulatory/ Legal/ Governance	Dealers/ Distribution	Diverse	Fitness/ Marine Industry	Marketing

2018 PROXY STATEMENT | 6

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

EXECUTIVE COMPENSATION

For more information, visit page 32

Compensation Element	Metric(s)	Role	How It’s Designed and Determined

BASE SALARY	n/a	Foundation of total pay, as incentives and benefits are a function of base salary.	Reviewed annually, targeting median of market. We consider external competitiveness, individual performance, and internal equity when determining executives’ base salaries.
ANNUAL INCENTIVE PLAN	Earnings Per Share (EPS) Divisional Earnings Before Interest and Taxes (EBIT)	Primary element used to reward accomplishments against established business and individual goals within a given year.	Target funding based on planned performance for the year, as approved by the Board of Directors, with actual funding tied to annual performance against target metrics and limited to no more than 200 percent of target funding.
PERFORMANCE SHARES	Cash Flow Return On Investment (CFROI) Operating Margin Relative Total Shareholder Return (TSR)	Focus management team on creating and sustaining value for shareholders.	Annual Performance Share grants for Named Executive Officers (NEOs) represent 50 percent of targeted equity value. Three-year performance plan with shares earned based on achievement of CFROI and Operating Margin targets, modified by Brunswick’s TSR performance relative to the TSR of an established peer group (as measured over a three-year period).
RESTRICTED STOCK UNITS (RSUs)	Absolute TSR	Reinforce retention and reward sustained TSR.	Annual RSU grants for NEOs represent 50 percent of targeted equity value. RSUs cliff vest at the end of a three-year period.

WHAT WE DO:

Base a very high percentage of executive pay on performance

Require executives to achieve performance-based goals tied to shareholder return

Target median compensation levels and review market data of our peer group when making executive compensation decisions

Apply strict share ownership guidelines to NEOs and Directors

Require vested shares from our equity compensation programs to be held until share ownership guidelines are met

Disclose complete information on annual incentive plans

Evaluate, and manage, risk in our compensation programs

Use an independent compensation consultant

Have an established clawback policy

Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)

Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO:

No tax gross-ups (including perquisites, excise tax)

No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)

Expressly forbid option repricing not in accordance with plans already approved by shareholders

Expressly forbid exchanges of underwater options for cash in all of our active equity plans

No hedging of shares by our Directors or employees

No pledging of shares by our Directors or employees

No dividends or dividend equivalents on unearned Performance Shares

2018 PROXY STATEMENT | 7

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

2017 EXECUTIVE TOTAL TARGETED COMPENSATION MIX

For more information, visit page 35

2017 EXECUTIVE COMPENSATION SUMMARY

For more information, visit page 44

Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
MARK D. SCHWABERO, Chairman and Chief Executive Officer
2017	$1,036,539	—	$5,000,340	$821,000	—	$259,641	$7,117,520
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
2017	$523,269	—	$999,930	$360,000	$59,931	$130,101	$2,073,231
JAIME A. IRICK, Vice President and President — Fitness Division
2017	$451,250	$460,000	$1,601,492	$160,000	—	$229,558	$2,902,300
JOHN C. PFEIFER, Vice President and President — Mercury Marine
2017	$493,269	—	$999,930	$405,000	$346	$134,288	$2,032,833
HUW S. BOWER, Vice President and President — Brunswick Boat Group
2017	$399,969	—	$799,952	$160,000	—	$107,256	$1,467,177

ADDITIONAL PROPOSALS

FOR MORE INFORMATION, VISIT PAGES 25, 55, AND 58

In addition to the election of Directors (page 12), we are asking shareholders to approve amendments to our Restated Certificate of Incorporation to declassify our Board of Directors (page 25). We are also asking shareholders to approve our compensation programs for Named Executive Officers on a non-binding advisory basis (page 55). Finally, we are asking shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for fiscal year 2018 (page 58).

2018 PROXY STATEMENT | 8

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

OVERVIEW

PROXY STATEMENT

The Board of Directors of Brunswick Corporation is soliciting proxies from Brunswick’s shareholders on behalf of the Company for the annual meeting to be held at Brunswick Corporation headquarters, 26125 N. Riverwoods Boulevard, Suite 500, Mettawa, Illinois 60045, on Wednesday, May 2, 2018, at 9:00 a.m. CDT (the Annual Meeting). As required by Securities and Exchange Commission (SEC) rules, we are making this Proxy Statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition, we are using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 22, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders containing instructions about how to access this Proxy Statement and Brunswick’s Annual Report via the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including:

•	The election to our Board of Directors of the four nominees named in this Proxy Statement

•	Approval of amendments to our Restated Certificate of Incorporation to declassify the Board of Directors

•	An advisory say-on-pay vote to approve the compensation of our Named Executive Officers

•	Ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018

Who may vote at the Annual Meeting?

Only holders of one or more of the 87,359,679 shares of Brunswick common stock, par value $.75 per share (Common Stock), issued and outstanding as of the close of business on March 5, 2018 (the Record Date) will be entitled to vote at the Annual Meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

Who can attend the Annual Meeting?

Only shareholders who owned Common Stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date.

Who will count the votes?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc., will count the votes. Representatives of Brunswick’s Law Department will act as inspectors of election.

How do I vote?

If you are a shareholder of record as of the Record Date, you can vote:

BY INTERNET proxyvote.com By 5:00 p.m. EDT on May 1, 2018	BY TELEPHONE 1-800-690-6903 By 5:00 p.m. EDT on May 1, 2018

BY MAIL Completing, signing, and returning your proxy or voting instruction card To arrive by May 1, 2018	IN PERSON Annual Meeting May 2, 2018 9 a.m. CDT

If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

If you hold any shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by following the instructions on your Notice for voting by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com, or by signing, dating, and mailing in a proxy card. The deadline for voting shares held in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan is 5:00 p.m. EDT on April 27, 2018. The trustee will vote these shares as you direct. The trustee will vote allocated shares of Common Stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

2018 PROXY STATEMENT | 9

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, including voting via the Internet or by telephone (only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How will my shares be voted if I sign, date, and return a proxy card?

If you sign, date, and return a proxy card and indicate how you would like your shares to be voted, your shares will be voted as you have instructed. If you sign, date, and return a proxy card but do not indicate how you would like your shares to be voted, your proxy will be voted in accordance with the Board’s recommendations. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What are the Board’s recommendations?

PROPOSAL 1: Election of Directors	FOR each nominee
PROPOSAL 2: Approval of Amendments to our Restated Certificate of Incorporation to Declassify the Board of Directors	FOR
PROPOSAL 3: Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
PROPOSAL 4: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018	FOR

What vote is required to approve each matter to be considered at the Annual Meeting?

Election of Directors. Brunswick has adopted a majority voting standard for the uncontested election of Directors and, therefore, the four Director nominees shall be elected to the Board of Directors if they each receive a majority of the votes cast, in person or by proxy, at the Annual Meeting. Under Brunswick’s majority voting standard for uncontested elections, if the number of votes cast “For” a Director nominee’s election does not exceed the number of votes cast “Against”

election, then the Director nominee must tender his or her resignation from the Board promptly after certification of the shareholders’ vote. The Board will decide within 120 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the Director nominee in question, whether to accept the resignation. Because Brunswick has adopted a majority voting standard for the uncontested election of Directors, abstentions will have no effect on the election of Director nominees. If any one or more of the Director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals the Board designates.

Approval of Amendments to our Restated Certificate of Incorporation to Declassify the Board of Directors. The affirmative vote of the holders of 80% of the outstanding shares entitled to vote in elections of Directors, represented in person or by proxy, will be required for the approval of the amendments. Because approval of this resolution requires a supermajority of the outstanding shares represented at the Annual Meeting, abstentions will have the same effect as votes against approval.

Advisory Vote to Approve the Compensation of our Named Executive Officers. The affirmative vote of the holders of a majority of the shares having voting power, represented in person or by proxy, will be required for the approval of the non-binding resolution relating to the compensation of our Named Executive Officers (NEOs). Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval.

Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power, represented in person or by proxy, will be required for the ratification of the Audit Committee’s appointment of Deloitte as Brunswick’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Because the ratification of the independent registered public accounting firm requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against ratification.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of Common Stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or ballots marked “Abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.

2018 PROXY STATEMENT | 10

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

How will broker non-votes be treated?

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner has not provided instructions about how to vote. Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as having voting power on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes.

We expect that brokers will have discretionary authority with respect to the proposal to ratify the appointment of our independent registered public accounting firm but will lack discretionary authority with respect to the election of Directors, the advisory vote to approve the compensation of our Named Executive Officers, and approval of amendments to our Restated Certificate of Incorporation to declassify the Board of Directors. Accordingly, broker non-votes may occur as to these three proposals.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are kept confidential and are available only to our tabulator and inspectors of election, who are obligated to keep your vote confidential.

What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

Who pays to prepare, mail, and solicit the proxies?

Brunswick pays all of the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. We reimburse the brokers, banks, voting trustees, and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet, or personal contact by our designated officers and employees (who will not receive additional compensation for their solicitation efforts), we have retained the services of Innisfree M&A Incorporated to solicit proxies for a fee of $75,000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to SEC rules, we are required to provide access to our proxy materials via the Internet and have elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, we are sending a Notice to all of our shareholders as of the Record Date. All shareholders may access our proxy materials on the website referred to in the Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Notice. Additionally, by following the instructions in the Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Multiple individuals residing in my home are beneficial owners of shares of Common Stock. Why did we receive only one mailing?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive separate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847.735.4294, by mail at 26125 N. Riverwoods Blvd., Ste 500, Mettawa, IL 60045, or by email at services@brunswick.com.

If you currently receive multiple Notices, you can request householding by contacting Shareholder Services as described above. If you own your shares through a broker, bank, or other nominee, you can request householding by contacting the holder of record.

2018 PROXY STATEMENT | 11

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

PROPOSAL 1: ELECTION OF DIRECTORS

What am I voting on? Shareholders are being asked to elect four individuals to serve on the Board of Directors.

Recommendation:	Your Board of Directors recommends a vote FOR the election of the nominees.

The current Board of Directors has nominated:

MANUEL A. FERNANDEZ	MARK D. SCHWABERO	DAVID V. SINGER	J. STEVEN WHISLER

for election as Directors to serve for terms expiring at the 2021 Annual Meeting, or until their respective successors have been elected and qualified.

The Board of Directors currently has 10 members divided among three classes, one of which consists of four directors and two of which consist of three directors. As explained in further detail in Proposal 2, the Board of Directors has approved, and is recommending our shareholders approve, amendments to our Restated Certificate of Incorporation to declassify the Board of Directors. If Proposal 2 is approved by our shareholders at the Annual Meeting, beginning with the annual meeting of shareholders to be held in 2019, Director nominees will, if elected, serve for one-year terms. However, the approval or disapproval of Proposal 2 by our shareholders will not affect the length of the term that Messrs. Fernandez, Schwabero, Singer, and Whisler will, if elected at the Annual Meeting, serve or the length of the existing terms of our other current Directors.

Biographical information follows for each nominee and each Director whose term of office will continue after the Annual Meeting. Additional information is set forth below regarding the specific experience, qualifications, attributes, or skills of each member of the Board of Directors that led the Board to conclude that such individuals should serve on the Board in light of our business and leadership structure.

DIRECTOR NOMINEE SUMMARY

2018 PROXY STATEMENT | 12

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2021 ANNUAL MEETING

MANUEL A. FERNANDEZ

Chairman, CEO, & President of Gartner Group (Retired)

Director Since: 1997

Age: 71

Committees:

Nominating and Corporate Governance (Chair)

Executive

Human Resources and Compensation

LEAD INDEPENDENT DIRECTOR

As the former Chairman and Chief Executive Officer of a leading technology company and the Managing Director of a venture capital partnership, Mr. Fernandez brings significant experience and knowledge to our Board regarding strategic planning, innovation, technology, acquisitions, corporate governance, distribution, operations, and human resources. Mr. Fernandez’s extensive experience in a variety of businesses with strong commercial product offerings, including three technology companies, allows him to provide invaluable advice and guidance to our Company’s management and Board.

Experience:

Retired; Chairman, Chief Executive Officer, and President of Gartner Group, a technology research and advisory firm, 1991 to 1999; Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, 2012 to 2013; Non-Executive Chairman of Sysco Corporation, 2009 to 2012; Managing Director, SI Ventures, LLC, a venture capital partnership, from 1998 to present. Previously served as President and Chief Executive Officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. Director of SI Ventures, LLC, Leggett and Platt Incorporated, and Performance Food Group; previously served as Chairman of the University of Florida Board of Trustees, Chairman Emeritus of Gartner, Inc., Director of Flowers Foods, Inc., Stanley Black & Decker, Inc., Tibco Software, Inc., and Time Inc.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Operations/Manufacturing
Technology
CEO
Public Company Board
Regulatory/Legal/Governance
Diverse

MARK D. SCHWABERO

Chairman & CEO of Brunswick Corporation

Director Since: 2014

Age: 65

Committees:

Executive

As the Chairman and Chief Executive Officer of the Company and as the former Vice President and President of Mercury Marine, Brunswick’s largest operating division, Mr. Schwabero’s roles have provided him with extensive knowledge of and experience with our businesses and industries, allowing him to communicate effectively about our operations and business strategy with the Board. Mr. Schwabero is uniquely qualified to assist the Board on strategic and operating issues facing the Company. Based on his various roles within Brunswick and his prior experience, Mr. Schwabero brings comprehensive management and manufacturing experience to our Board and, as former Chairman of the National Marine Manufacturers Association, understands the operations, financial, and marketing challenges facing companies in the marine market.

Experience:

Chairman and Chief Executive Officer of Brunswick Corporation, February 2016 to present; President and Chief Operating Officer of Brunswick Corporation, 2014 to February 2016; Vice President and President—Mercury Marine, 2008 to 2014; President—Mercury Outboards, 2004 to 2008. Previously served as President and Chief Executive Officer of Hendrickson International; President, Automotive Products and Regional President for Pilkington Libby-Owens Ford; President of Bosch Braking Systems, North America; and positions of increasing responsibility in over 17 years with Navistar International; Director of 1st Source Corporation.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Operations/Manufacturing
Dealers/Distribution
CEO
Marine/Fitness Industry
Public Company Board

2018 PROXY STATEMENT | 13

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2021 ANNUAL MEETING

DAVID V. SINGER

CEO of
Snyder’s-Lance, Inc. (Retired)

Director Since: 2013

Age: 62

Committees:

Audit

Finance

As the former Chief Executive Officer of a maker and global marketer of snack foods and through his director and public company audit committee roles, Mr. Singer brings extensive management and financial experience to our Board, as well as experience in supply chain, manufacturing, logistics, and distribution matters. Mr. Singer’s experience in corporate finance, governance, and acquisitions is beneficial to the Board in several areas including oversight of external auditors and internal controls.

Experience:

Retired; Chief Executive Officer of Snyder’s-Lance, Inc., a leading snack food company, 2010 to 2013; President and Chief Executive Officer of Lance, Inc., 2005 to 2010; Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Company Consolidated, 2001 to 2005. Director of Flowers Foods, Inc., Hanesbrands, Inc., and SPX Flow, Inc.; previously served as Director of Lance, Inc. and Snyder’s-Lance, Inc.

KEY SKILLS AND EXPERTISE
Audit/Finance
Operations/Manufacturing
Marketing
Dealers/Distribution
CEO
Public Company Board

J. STEVEN WHISLER

Chairman & CEO of Phelps Dodge Corporation (Retired)

Director Since: 2007

Age: 63

Committees:

Human Resources and Compensation (Chair)

Executive

Nominating and Corporate Governance

As the former Chairman and Chief Executive Officer of a mining and manufacturing company with operations on several continents, Mr. Whisler has extensive experience with international business operations and regulatory compliance matters. Additionally, Mr. Whisler’s background enables him to provide strategic advice and guidance to our Company’s management and Board regarding financial, human resources, and risk oversight matters.

Experience:

Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer. Director of CSX Corporation and International Paper Company (Presiding Director 2009 to 2017). Previously served as Director of Burlington Northern Santa Fe Corporation and U.S. Airways Group, Inc.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Operations/Manufacturing
Technology
Dealers/Distribution
CEO
Public Company Board
Regulatory/Legal/Governance

2018 PROXY STATEMENT | 14

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

NANCY E. COOPER

Executive Vice President & CFO of CA Technologies, Inc. (Retired)

Director Since: 2013

Age: 64

Committees:

Audit (Chair)

Executive

As the former Executive Vice President and Chief Financial Officer of CA Technologies, Ms. Cooper brings financial acumen and technology experience to our Board. Ms. Cooper’s extensive experience as a Chief Financial Officer and her other financial leadership roles for several companies, as well as her service on the audit committees of two other public companies, assists the Board in several areas including finance, internal control, and audit matters.

Experience:

Retired; Executive Vice President and Chief Financial Officer of CA Technologies, Inc., one of the largest independent software corporations in the world, 2006 to 2011; Chief Financial Officer of IMS Health, Inc., a global information and technology services company, 2001 to 2006. Director of The Mosaic Company, Guardian Life Insurance Company of America, and Aptiv PLC; previously served as Director of Teradata Corporation.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Technology
Public Company Board
Diverse

RALPH C. STAYER

Chairman of Johnsonville Sausage, LLC

Director Since: 2002

Age: 74

Committees:

Audit

Finance

As the leader of a successful consumer-focused private enterprise, Mr. Stayer brings extensive management experience to the Board in the areas of effective competition, production, distribution, marketing, and financial matters. Additionally, Mr. Stayer’s writing, teaching, and consulting work relating to organizational development and leadership enable him to provide our management and Board with advice and guidance in relation to strategic, organizational, and individual development.

Experience:

Chairman, Johnsonville Sausage, LLC, a maker of sausage products, since 1980; President and Chief Executive Officer of Johnsonville Sausage, LLC, 1980 to 2015; Founder of Leadership Dynamics, a consulting firm; Member of the Board of Trustees of Boston College; Director of Hometown Bank; and Trustee of the Baylor Art Museum.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Operations/Manufacturing
Marketing
Dealers/Distribution
CEO

2018 PROXY STATEMENT | 15

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

JANE L. WARNER

Executive Vice President Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc. (Retired)

Director Since: 2015

Age: 71

Committees:

Finance

Nominating and Corporate Governance

With almost 40 years of experience in global manufacturing and manufacturing information systems businesses, Ms. Warner has particular appreciation for the challenges facing our operations, distribution network, and customers. Her leadership roles in these diverse companies, along with the financial understanding she has gained through her business unit leadership, assists our Board in working through the issues that confront our global businesses.

Experience:

Retired; Executive Vice President—Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc., a diversified manufacturer of highly engineered components and industrial systems and consumables, 2007 to 2013; Group President of Global Finishing Systems of Illinois Tool Works Inc., 2005 to 2007; President of Plexus Systems, L.L.C. (now known as Plex), an online manufacturing software company, 2004 to 2005; Vice President of Electronic Data Systems, 2000 to 2004; Executive Vice President and President of Kautex North America and Randall divisions for Textron Automotive, 1994 to 1999. Formerly, Ms. Warner held executive positions in manufacturing, engineering, and human resources over a 20-year span at General Motors Corporation. Director of Regal Beloit Corporation and Tenneco Inc.; previously served as Director of MeadWestvaco Corporation.

KEY SKILLS AND EXPERTISE
Global
Operations/Manufacturing
Technology
Dealers/Distribution
Public Company Board
Diverse

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

NOLAN D. ARCHIBALD

Executive Chairman of Stanley Black & Decker, Inc. (Retired)

Director Since: 1995

Age: 74

Committees:

Finance (Chair)

Executive

As the former Executive Chairman and Chief Executive Officer of a global consumer and commercial products company, with more than 25 years of experience in those roles, Mr. Archibald brings significant experience and knowledge to our Board in the areas of business management, strategic planning, marketing, and international business operations. Mr. Archibald is also well-suited to provide advice and guidance to our management and Board on a wide variety of financial issues.

Experience:

Retired; Executive Chairman of Stanley Black & Decker, Inc., a consumer and commercial products company, 2010 to 2013; Chairman, President, and Chief Executive Officer of The Black & Decker Corporation, 1986 to 2010; recipient of the American Marketing Association’s Edison Achievement Award in 1996; Director of Huntsman Corporation and Lockheed Martin Corporation.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Operations/Manufacturing
Marketing
Dealers/Distribution
CEO
Public Company Board

2018 PROXY STATEMENT | 16

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

DAVID C. EVERITT

President, Agricultural and Turf Division of Deere & Company (Retired)

Director Since: 2012

Age: 65

Committees:

Human Resources and Compensation

Nominating and Corporate Governance

As the former President of Deere & Company’s largest division, Mr. Everitt brings his engineering experience, global expertise, and extensive knowledge of dealer and distribution issues to our Board. Mr. Everitt also provides crucial operations, manufacturing, and marketing experience.

Experience:

Retired; President, Agricultural and Turf Division—North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, 2009 to 2012; President, Agricultural Division—North America, Australia, Asia and Global Tractor and Implement Sourcing, 2006 to 2009; President, Agricultural Division—Europe, Africa, South America and Global Harvesting Equipment Sourcing, 2001 to 2006. Director of Nutrien Ltd., Allison Transmission Holdings, Inc., and Harsco Corporation; previously served as Director of Agrium Inc.

KEY SKILLS AND EXPERTISE
Global
Operations/Manufacturing
Marketing
Dealers/Distribution
Public Company Board

ROGER J. WOOD

Chairman & CEO of Fallbrook Technologies Inc.

Director Since: 2012

Age: 55

Committees:

Audit

Finance

As the Chairman and Chief Executive Officer of an advanced technology company focused on mechanical devices, Mr. Wood brings substantial expertise regarding technology and customer solutions to the Board. Formerly President and Chief Executive Officer of Dana Holding Corporation, Mr. Wood’s experience and work there and at another Tier-1 automotive supplier provide unique insight and significant knowledge to the Board in the areas of manufacturing operations, business management, global operations, and strategic planning.

Experience:

Chairman and Chief Executive Officer, Fallbrook Technologies Inc., a privately held technology developer and manufacturer, February 2018 to present; President and Chief Executive Officer of Dana Holding Corporation, a world leader in the supply of axles, driveshafts, off-highway transmissions, sealing and thermal-management products, and genuine service parts, 2011 to 2015; Group President, Engine of BorgWarner, Inc., a worldwide automotive industry components and parts supplier, 2010 to 2011; Executive Vice President of BorgWarner Inc., 2009 to 2011; President of BorgWarner Turbo Systems Inc. and BorgWarner Emissions Systems Inc., 2005 to 2009. Director of Tenneco Inc.; previously served as Lead Director of Fallbrook Technologies Inc. and Director of Dana Holding Corporation.

KEY SKILLS AND EXPERTISE
Audit/Finance
Global
Operations/Manufacturing
CEO
Public Company Board
Technology

2018 PROXY STATEMENT | 17

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

CORPORATE GOVERNANCE

The Board of Directors has adopted written Principles and Practices (the Principles) which are available on the Brunswick website, www.brunswick.com/company/governance/principlespractices.php, or in print upon request by any Brunswick shareholder. The Principles set the framework for our governance structure. The Board believes that good corporate governance is a source of competitive advantage for Brunswick. Good governance allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

As set forth in the Principles, the Board’s responsibilities include overseeing and directing management in building long-term value for shareholders. The Chief Executive Officer (CEO) and the senior management team are responsible for managing day-to-day business operations and for presenting regular updates to the Board about our business. The Board offers the CEO and management constructive advice and counsel and may, in its sole discretion and at the Company’s expense, obtain advice and counsel from independent legal, financial, accounting, compensation, and other advisors.

The Board of Directors met six times during 2017. Our directors collectively attended 96 percent of the 2017 Board and committee meetings. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders. All members of the Board attended the 2017 Annual Meeting of Shareholders.

The independent directors regularly meet in executive session without members of management present. The Lead Independent Director, Manuel A. Fernandez, presides and acts as the Board’s leader when it meets in executive session or when the Chairman and CEO is unable to lead the Board’s deliberations. Additionally, the Lead Independent Director serves as a liaison between management and the Board and is responsible for consulting with the Chairman and CEO regarding Board and committee meeting agendas and Board governance matters.

BOARD COMPOSITION:

2018 PROXY STATEMENT | 18

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

BOARD QUALIFICATIONS

Among other things, the Board expects each Director to understand our business and the markets in which we operate, monitor economic and business trends, and use his or her perspective, background, experience, and knowledge to provide management with insights and guidance. To that end, the Board is comprised of business savvy Directors with strategic mindsets and meaningful operational skills. The Board continually monitors its members’ skills and experience and considers its members’ expertise for succession planning and committee assignments. As part of this evaluation process, the Board and its committees conduct annual self-evaluations and the Lead Independent Director may also engage individual Board members regarding Board or Committee performance. Every three years, the Board engages a third party to interview Directors. This third party also provides feedback on Board performance relative to peers.

DIVERSITY OF EXPERIENCE

2018 PROXY STATEMENT | 19

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

BOARD SELECTION AND REFRESHMENT

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
CANDIDATE SELECTION PROCESS

DIRECTOR CANDIDATE CONSIDERATIONS

•	INTEGRITY

•	EXPERIENCE

•	ACHIEVEMENTS

•	JUDGMENT

•	INTELLIGENCE

•	PERSONAL CHARACTER

•	ABILITY TO MAKE INDEPENDENT ANALYTICAL INQUIRIES

•	WILLINGNESS TO DEVOTE TIME TO BOARD DUTIES

•	LIKELIHOOD OF BOARD TENURE

The Board and the Nominating and Corporate Governance Committee (“Governance Committee”) believe that a diverse Board of Directors is important. Therefore, additional consideration is given to achieving an overall diversity of perspectives, backgrounds, and experiences in Board membership. The Governance Committee may retain a third-party search firm to assist it with identifying qualified candidates.

The Principles require a non-employee Director to retire from the Board at the first annual meeting of shareholders following his or her 75th birthday, and for an employee Director to retire when he or she ceases employment with Brunswick.

The Governance Committee will consider qualified Director candidates who shareholders suggest by written submissions to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500
Mettawa, IL 60045

Attention: Corporate Secretary’s Office

fax: 847.735.4433 or email: corporate.secretary@brunswick.com

Any recommendation a shareholder submits must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate, and a brief explanation of why the shareholder believes the candidate is suitable for election. The Governance Committee will apply the same standards in considering Director candidates recommended by shareholders as it applies to other candidates.

In addition to recommending Director candidates to the Governance Committee, shareholders may also, pursuant to procedures established in our Amended By-Laws, directly nominate one or more Director candidates to stand for election through our advance notice or proxy access procedures. In order for a shareholder nominee to be included in our Proxy Statement for an annual meeting, the nomination notice must be provided between 120 and 150 days before the anniversary date that we first mailed our Proxy Statement for the annual meeting of the previous year, and must comply with all applicable requirements in the Amended By-Laws. To nominate Director candidates to stand for election at an annual meeting of shareholders without including them in our proxy materials, a shareholder must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary no later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In any case, a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by our Amended By-Laws.

2018 PROXY STATEMENT | 20

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

BOARD LEADERSHIP

The Board of Directors believes that having the Company’s CEO serve as Chairman of the Board is in the best interest of shareholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of our strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy. Our strong Lead Independent Director position ensures that there are processes in place for robust and independent Board oversight. The Board believes that the combined role of Chairman and CEO, together with the appointment of a Lead Independent Director by the other independent Directors, a substantial majority of independent Directors, and the use of regular executive sessions of non-management Directors achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

Additionally, the Board believes that because the Chairman and CEO is the Director most familiar with our business, industry, and day-to-day operations, he is well-positioned to help the Board focus on those issues of greatest importance to the Company and its shareholders and to assist the Board with identifying our strategic priorities, as well as the short-term and long-term risks and challenges facing us. While independent Directors have invaluable experience and expertise from outside the Company and its businesses, giving them different perspectives regarding the development of our strategic goals and objectives, the CEO is well-suited to bring Company-specific experience and industry expertise to his discussions with non-management Directors.

RECENT FOCUS AREAS

Our Board is active and engaged, not only providing outstanding oversight and governance, but also refining procedures consistent with current best practices.

Acquisitions, portfolio composition, and strategic growth plans
Technology and data security initiatives
Director and management succession planning
March 2018 announcement of spin-off transaction creating two focused companies

On March 1, 2018, we announced that our Board of Directors had authorized proceeding with a spin-off of the Fitness business. Following the proposed transaction, the Fitness business, including billiards game tables and furnishings, will be an independent, standalone, publicly traded company. The Board designated members of the Executive Committee to oversee the transaction process. The proposed transaction is intended to be tax-free to Brunswick shareholders for U.S. federal income tax purposes. Details of the distribution will be included in a Form 10 registration statement filed with the Securities and Exchange Commission at a later date. The proposed transaction is expected to be completed by the end of the first quarter 2019, subject to final approval from our Board and other customary conditions.

DIRECTOR INDEPENDENCE

As noted in the Principles, the Board believes that independent Directors should constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles provide that a Director shall be considered to be independent if he or she satisfies the general Director independence standards established by the NYSE. The NYSE standards provide that a Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with Brunswick (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Brunswick). In addition, the NYSE standards provide that a Director is not independent if:

•	The Director is, or within the prior three years has been, a Brunswick employee, or a member of the Director’s immediate family is, or within the prior three years has been, an Executive Officer of Brunswick;

•	The Director or an immediate family member of the Director has received, during any 12-month period within the prior three years, more than $120,000 in direct compensation from Brunswick (excluding fees for Board and Board committee service, pension, or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

•	Certain specified relationships exist between the Director, a member of the Director’s immediate family, and a firm that serves or has served as Brunswick’s internal or external auditor;

•	The Director is a partner or employee of a firm that is Brunswick’s internal or external auditor;

•	A member of the Director’s immediate family is a partner of a firm that is Brunswick’s internal or external auditor, or is an employee of such a firm and personally works on Brunswick’s audit;

•	The Director or an immediate family member was within the last three years a partner or employee of a firm that is or was Brunswick’s internal or external auditor and personally worked on Brunswick’s audit during that time;

•	The Director or a member of the Director’s immediate family is, or within the prior three years has been, employed as an executive officer of any other business organization in which any of Brunswick’s current executive officers serve or served on that business organization’s compensation committee; or

•	The Director is an employee of, or a member of the Director’s immediate family is a Director or an executive officer of, a business organization that has made payments to, or received payments from, Brunswick for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2 percent of the business organization’s consolidated gross revenues.

Applying the NYSE standards described above, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the non-management Directors has a material relationship with Brunswick and that all non-management Directors, comprised of Mr. Archibald, Ms. Cooper, Mr. Everitt, Mr. Fernandez, Mr. Singer, Mr. Stayer, Ms. Warner, Mr. Whisler, and Mr. Wood are independent.

2018 PROXY STATEMENT | 21

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

SHAREHOLDER ENGAGEMENT

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events. This ensures that management and the Board understand, consider, and address the issues that matter most to our shareholders. Since 2012, Brunswick has held an Investor Day at least every two years, most recently in November 2017. These Investor Days allow access to our top managers to discuss and explain our marine and fitness businesses, update the live and webcast audience on our progress against our current three-year plan, and outline our plans, strategies, and commitments for the next three years.

SHAREHOLDER COMMUNICATION

The Principles provide that our shareholders or other interested parties may, at any time, communicate in writing with the Board, the Lead Independent Director, or the non-management Directors as a group, by writing to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500
Mettawa, IL 60045

Attention: Corporate Secretary’s Office

fax: 847.735.4433 or email: corporate.secretary@brunswick.com

The General Counsel will review and distribute to the Board, the Lead Independent Director, or the non-management Directors as a group, as appropriate, copies of written communications received by any of these means, depending on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the Board, the Lead Independent Director, or the non-management Directors.

BOARD COMMITTEES

The Board of Directors has five committees: Audit, Finance, Human Resources and Compensation, Nominating and Corporate Governance, and Executive. Each committee is comprised solely of independent Directors, as that standard is determined by the Principles and the NYSE Listed Company Manual, with the exception of the Executive Committee, of which Mr. Schwabero is a member. Each of the committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting, or other experts and advisors.

The following table shows the current membership of these committees:

	AUDIT	FINANCE	HUMAN RESOURCES & COMPENSATION	NOMINATING & CORPORATE GOVERNANCE	EXECUTIVE
N. ARCHIBALD
N. COOPER
D. EVERITT
M. FERNANDEZ
M. SCHWABERO
D. SINGER
R. STAYER
J. WARNER
S. WHISLER
R. WOOD

2018 PROXY STATEMENT | 22

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

BOARD COMMITTEES

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available at www.brunswick.com/company/governance/committees.html, or in print upon request by any Brunswick shareholder.

AUDIT COMMITTEE

				NUMBER OF TIMES THIS COMMITTEE MET IN 2017:	11
NANCY E. COOPER (C)	DAVID V. SINGER	RALPH C. STAYER	ROGER J. WOOD

The Audit Committee assists the Board in overseeing Brunswick’s accounting, auditing, and reporting practices, its independent registered public accounting firm, its system of internal controls, and the quality and integrity of its financial information and disclosures. The Committee reviews certain regulatory and compliance matters, policies regarding risk assessment and risk management, corporate tax strategy, cybersecurity, and our Information Security programs. The Audit Committee also receives and investigates any reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees, or agents. The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled Board meeting with the Company’s independent registered public accounting firm, its internal auditors, and management.

FINANCE COMMITTEE

					NUMBER OF TIMES THIS COMMITTEE MET IN 2017:	5
NOLAN D. ARCHIBALD (C)	DAVID V. SINGER	RALPH C. STAYER	JANE L. WARNER	ROGER J. WOOD

The Finance Committee assists the Board in overseeing Brunswick’s financial performance and financial structure, including debt structure, financial policies and procedures, capital expenditures, and capital expenditure budgets. The Committee also reviews proposals for corporate financing, short-term and long-term borrowings, the declaration and distribution of dividends, material investments and divestitures, share repurchases, insurance coverage, and related matters, as well as the funding and performance of Brunswick’s pension plans, hedging practices, and associated derivatives.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

			NUMBER OF TIMES THIS COMMITTEE MET IN 2017:	7
J. STEVEN WHISLER (C)	DAVID C. EVERITT	MANUEL A. FERNANDEZ

The responsibilities of the Human Resources and Compensation Committee (the Compensation Committee) include:

•	Annually review and approve goals and objectives for Brunswick’s senior executives; together with the CEO, evaluate the performance of senior executives in light of these criteria; and oversee management development and succession planning;

•	Annually review and make recommendations to the Board of Directors about the compensation (including salary, annual incentive, and other cash compensation) of the CEO and, together with the Governance Committee, oversee the annual review of CEO’s performance;

•	Approve equity awards to the CEO and compensation (including salary, annual incentive, equity-based compensation, and other incentive compensation) to be paid to other senior executives, and authorize the CEO to approve awards to employees other than senior executives based on criteria established by the Compensation Committee; and

2018 PROXY STATEMENT | 23

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

BOARD COMMITTEES

HUMAN RESOURCES AND COMPENSATION COMMITTEE (CONTINUED)

•	Oversee the development of a compensation philosophy for the Company that is consistent with its long-term strategic goals and does not encourage unnecessary risk-taking.

The Chairman and CEO, as well as the Vice President and Chief Human Resources Officer, regularly attend meetings of the Compensation Committee although they are not present for any discussions involving their own compensation or performance evaluations. At each meeting, the Committee meets in executive session.

The Chairman and CEO is responsible for establishing strategies to achieve the Company’s objectives. To ensure that executive compensation is consistent with those objectives, the Chairman and CEO is responsible for making recommendations to the Compensation Committee regarding the following: compensation goals and principles; the peer group of companies to be used to determine compensation ranges and prevailing compensation practices; selection of performance targets for incentive plans, with input from other senior executives; performance rating and compensation actions to be taken; and salary increases, incentive awards, and equity grants for senior executives.

The Compensation Committee collaborates with the Chairman and CEO to develop incentive funding formulas for Brunswick divisions, and for conducting performance evaluations, talent development, and succession planning for senior executives. The Committee establishes criteria pursuant to which Brunswick’s senior executives allocate equity awards to non-executive employees, and oversees Brunswick’s Human Resources Department in its administration of compensation and benefit plans.

The Compensation Committee continues to engage Frederic W. Cook & Co., Inc. (FW Cook) to provide advice on various aspects of Brunswick’s executive compensation programs. The Committee meets with FW Cook in executive session on a regular basis and FW Cook reports directly to the Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

				NUMBER OF TIMES THIS COMMITTEE MET IN 2017:	6
MANUEL A. FERNANDEZ (C)	DAVID C. EVERITT	JANE L. WARNER	J. STEVEN WHISLER

The Governance Committee assists the Board in overseeing policies and programs designed to ensure Brunswick’s adherence to high corporate governance and ethical standards and compliance with applicable legal and regulatory requirements. Together with the Compensation Committee, it oversees the annual review of the Chairman and CEO’s performance. The Committee identifies, screens, interviews, and recommends to the Board potential director nominees, and oversees other matters related to Board composition, performance, standards, size, and membership, including ensuring appropriate diversity of perspective, background, and experience in Board membership.

The Governance Committee has responsibility for making recommendations regarding director compensation design to the Board of Directors for review and action. Our Human Resources Department and outside consultants provide the Governance Committee with director compensation data as publicly reported, including data relating to peer group and other similarly-sized companies, as well as data from published surveys.

EXECUTIVE COMMITTEE

					NUMBER OF TIMES THIS COMMITTEE MET IN 2017:	0
NOLAN D. ARCHIBALD	NANCY E. COOPER	MANUEL A. FERNANDEZ	MARK D. SCHWABERO	J. STEVEN WHISLER

In addition to its standing committees, the Board of Directors has an Executive Committee, comprised of the Chairman of the Board, the Lead Independent Director, and the Chairs of the Audit, Finance, Compensation, and Governance Committees. The Executive Committee meets from time to time at the request of the Chairman of the Board.

2018 PROXY STATEMENT | 24

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

PROPOSAL 2:	APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

What am I voting on? Shareholders are being asked to declassify the Board.

Voting Recommendation: Your Board of Directors recommends a vote FOR approval of amendments to our Restated Certificate of Incorporation to declassify the board.

Currently, our Restated Certificate of Incorporation, dated as of July 22, 1987 (our “Certificate of Incorporation”), divides the members of the Board into three classes. Each class is elected at an annual meeting of shareholders to hold office for a term beginning on the date of election and expiring at the annual meeting of shareholders held in the third year following the year of election. One class consists of four members whose terms expire upon the election and qualification of their successors at the Annual Meeting (“Class I”), one class consists of three members whose terms expire upon the election and qualification of their successors at the annual meeting of shareholders to be held in 2019 (“Class II”), and one class consists of three members whose terms expire upon the election and qualification of their successors at the annual meeting of shareholders to be held in 2020 (“Class III”).

After careful consideration, our Board has determined that it is advisable and in the best interests of the Company and its shareholders to declassify the Board to allow the Company’s shareholders to vote on the election of the entire Board on an annual basis, rather than on a staggered basis, and to provide that Directors may be removed with or without cause consistent with Delaware law.

This general description of the proposed amendments to our Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed amendments attached as Appendix 1 to this Proxy Statement. Additions to our Certificate of Incorporation are marked with bolded text and deletions are indicated by strike-outs.

DECLASSIFICATION OF THE BOARD

If proposal 2 is approved by our shareholders at the Annual Meeting, the declassification of the Board will be effected as follows:

•	At the annual meeting of shareholders to be held in 2021 and at each annual meeting of shareholders to be held thereafter, all Directors will be elected annually;

•	The Class I Directors elected at the Annual Meeting will be elected for a term expiring at the annual meeting of shareholders to be held in 2021;

•	The Class II Directors will continue to serve the remainder of their elected terms, which expire at the annual meeting of shareholders to be held in 2019, and the Directors elected at the annual meeting of shareholders to be held in 2019 will be elected for a term expiring at the annual meeting of shareholders to be held in 2020; and
•	The Class III Directors will continue to serve the remainder of their elected terms, which expire at the annual meeting of shareholders to be held in 2020, and the Directors elected at the annual meeting of shareholders to be held in 2020 will be elected for a term expiring at the annual meeting of shareholders to be held in 2021.

If this proposal is approved by our shareholders, any Director appointed to fill a vacancy that did not arise from an increase in the size of the Board will hold office for the term that remains for the applicable vacating Director, and any Director elected to fill a vacancy that resulted from an increase in the size of the Board will be elected to serve until the next annual meeting of shareholders.

If this proposal is not approved by our shareholders, the Board will remain classified, with each class of directors serving a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

REMOVAL OF DIRECTORS WITHOUT CAUSE

Delaware corporate law provides that, unless a company’s certificate of incorporation provides otherwise, members of a classified board of directors may be removed only for cause. At present, because the Board is classified, our Certificate of Incorporation provides that directors are removable only for cause. If this proposal is approved by our shareholders, our Certificate of Incorporation will be amended to remove this provision such that Directors may be removed with or without cause after the Board is no longer classified. If this proposal is not approved by our shareholders, the Board will remain classified and our shareholders will be able to remove directors only for cause.

If this proposal is approved by our shareholders, it will become effective when the Company files the amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting, assuming shareholders approve the amendments.

CONSIDERATIONS OF THE BOARD

We have historically had a classified board structure in which Directors have been divided into three classes and one class is elected each year to serve a three-year term. The Board believes that this classified board structure promotes continuity and stability of strategy, oversight, and policies, provides negotiating leverage to the Board in a potential takeover situation, and

2018 PROXY STATEMENT | 25

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

facilitates the Board’s ability to focus on creating long-term shareholder value. The Board is aware, however, that the current trend in corporate governance is leading away from classified boards in favor of electing all Directors annually, and that some argue that a classified board structure may reduce Directors’ accountability to shareholders because it does not enable shareholders to express a view on each Director’s performance through an annual vote. Some institutional investors believe that the election of Directors is a means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies.

In determining whether to support declassification of the Board, the Board carefully considered the advantages and disadvantages of the current classified board structure and determined that it is advisable and in the best interests of the Company and our shareholders to declassify the Board.

2018 PROXY STATEMENT | 26

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

GOVERNANCE POLICIES & PRACTICES

BRUNSWICK ETHICS PROGRAM

Brunswick has adopted the Brunswick Code of Conduct (the Code), which applies to all employees, officers, directors, vendors, suppliers, and agents, and includes standards and procedures for reporting and addressing potential conflicts of interest, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. The Board has adopted an additional Code of Ethics for Senior Financial Officers and Managers (the Financial Officer Code of Ethics). The Financial Officer Code of Ethics applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, Vice President—Treasurer, Vice President—Tax, Vice President—Internal Audit, Vice President and Controller, and other designated Brunswick employees, and sets forth standards to which these officers and employees are to adhere in areas such as conflicts of interest, disclosure of information, and compliance with laws, rules, and regulations. The Financial Officer Code of Ethics supplements the Code. The Governance Committee, Audit Committee, and our Ethics Office oversee and administer these policies. The Code and the Financial Officer Code of Ethics are available at www.brunswick.com/company/ethics/codeofethics.php, and any Brunswick shareholder may obtain them in print upon request. If Brunswick grants a waiver of the policies set forth in the Code or the Financial Officer Code of Ethics, or materially amends either, we will, to the extent required by applicable law, regulation, or NYSE listing standard, disclose that waiver or amendment by making an appropriate statement on our website at www.brunswick.com.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its charter, the Governance Committee is tasked with the recommendation and review of corporate governance principles, policies, and programs designed to ensure our compliance with high ethical standards and with applicable legal and regulatory requirements, including those relating to conflicts of interest and other business practices that reflect upon our role as a responsible corporate citizen. The Governance Committee oversees the implementation of the Code, which contains our conflicts of interest policy. The Governance Committee reports on these compliance matters to the Board of Directors, which is ultimately responsible for overseeing the Company’s ethical and legal compliance, including transactions with “related persons.”

Our policy regarding related person transactions (the Related Person Transactions Policy) defines “related persons” to include all Directors and Executive Officers of the Company, all beneficial owners of more than 5 percent of any class of voting securities of the Company, and the immediate family members of any such persons. On a regular basis, we request Directors and Executive Officers to complete a questionnaire including questions designed to identify related persons and any potential related person transactions. Our General Counsel and Controller, or their delegates, review and update a listing of those individuals identified as related persons and provide a copy of this listing to our external auditors on at least an annual basis and more often as warranted. According to the Related Person Transactions Policy, a related person transaction includes certain transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including any financial transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships. Certain transactions are excluded from the Related Person Transactions Policy.

If a related person transaction required to be disclosed pursuant to SEC rules is identified, the Related Person Transactions Policy requires that the General Counsel and Controller review the transaction and advise the Chair of the Governance Committee as well as the Chair of the Audit Committee, if appropriate. The Governance Committee may approve or ratify such transaction or, if it determines that the transaction should be considered by the Board of Directors, submit it for consideration by all disinterested members of the Board (the Reviewing Directors). In determining whether to approve or ratify a related person transaction, the Governance Committee and/or the Reviewing Directors will consider relevant factors, including:

•	The size of the transaction and the amount payable to a related person;

•	The nature of the interest of the related person in the transaction;

•	Whether the transaction may involve a conflict of interest; and

•	Whether the transaction involves the provision of goods or services to the Company that are also available from unaffiliated third parties and, if so, whether the terms of the transaction are at least as favorable to the Company as would be available in comparable transactions with unaffiliated third parties.

The Related Person Transactions Policy was formally codified in a written document in July 2010. Since January 1, 2017, no transaction has been identified as a related person transaction and, therefore, no transaction was referred to the Board or any Board committee for review in that time period.

RISK MANAGEMENT

The Board of Directors has an active role in overseeing effective management of our risks and regularly reviews information regarding our credit, liquidity, cash flow, and business operations, including any associated risks, such as cybersecurity and regulatory risks. The Board conducts an annual, in-depth review of our business, which includes detailed analysis and consideration of strategic, operational, financial, legal, competitive, compliance, and compensation risk areas. Although the Board as a whole has responsibility for risk oversight, each Board Committee addresses relevant risk topics as part of its Committee responsibilities. The Committees oversee our risk profile and exposures relating to matters within the scope of their authority and provide periodic reports to the full Board about their deliberations and recommendations. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and overall compensation philosophy.

2018 PROXY STATEMENT | 27

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

Historically, in an ongoing effort to manage risk, we have maintained a level of financial prudence associated with our compensation programs which we plan to continue. In assessing whether risks arising from our compensation programs or policies were reasonably likely to have a material adverse effect on the Company, senior management reviewed our compensation programs and practices for all employees, the potential risk exposure presented by those programs and practices, and the factors, tools, and processes that mitigate those risks. As part of its 2017 review, management considered the compensation arrangements currently in place for employees and officers and, following this review, management determined, and the Compensation Committee agreed, that none of our compensation programs or policies creates risks that are reasonably likely to have a material adverse effect on the Company.

As part of this review, management presented a summary to the Compensation Committee for discussion. The summary listed each compensation program and policy applicable to the various groups of Brunswick employees and officers, the potential risks presented by that program or policy, and the risk mitigation tools or processes employed by the Company to mitigate the related risks.

The compensation programs and policies covered by the summary included payments in the forms of base salaries, annual incentive compensation, and equity-based awards. The risk mitigation tools covered by the summary included the following: (1) the plans were capped at maximum payout levels that, while creating incentives for superior business performance, were not so great as to entice undue risk-taking; (2) the performance metrics to achieve above-target payouts under the plans were not unduly leveraged (that is, small increments of above-target performance would not result in disproportionate increases in calculated plan bonus amounts); and (3) the plans contain negative discretion provisions that can be (and have been) exercised to reduce or eliminate calculated payout results. This mechanism places final control of plan payouts with our Board of Directors. Other compensation risk mitigants in place include robust stock ownership requirements for Executives, an established clawback policy, and no hedging or pledging of shares by employees.

In addition to senior management’s review, members of our Human Resources Department conduct an annual assessment of all executive and non-executive incentive plans to ensure that they are aligned with our strategic business objectives. In 2017, our Human Resources representatives conducted a full review of the potential risks associated with our incentive plans and engaged in the following analysis:

•	Identified the metrics governing each incentive-based compensation program;

•	Assessed the performance metrics of the incentive programs to ensure that they are consistent with our short-term and long-term goals;

•	Reviewed the potential range of payouts pursuant to the plans to confirm that payouts are reasonable in relation to the economic gain associated with achievement of the metrics;
•	Ensured that the plans establish maximum payout amounts, or caps, for the calculation of payments, as appropriate; and

•	Verified that our management team and/or the Board of Directors retain the right to modify, suspend, and/or terminate the plans and corresponding payouts without prior notice.

An area of focus for 2017 was sales incentive programs and design. After review, management concluded that our sales incentive plans do not pose a material risk to the Company and appropriate risk mitigating factors are in place.

The Human Resources representatives considered all of the foregoing information, specifically assessing each of our incentive plans to identify any provisions that might cause employees to act in a manner that would create risks that are reasonably likely to have a material adverse effect on the Company. No such provisions were identified.

In addition, the Compensation Committee engages in a comprehensive annual review of the Brunswick Performance Plan (BPP), our primary annual incentive plan, and its performance measures. The Compensation Committee assesses the BPP in conjunction with our overall strategic business objectives, as well as its forecast and budget. In 2017, the Committee also assessed each of our compensation programs, ensuring that they were consistent with and aligned with our short- and long-term business objectives. The Compensation Committee reviewed the 2017 BPP and determined that its plan design would effectively encourage employees to engage in appropriate and responsible behavior without unnecessary risk-taking that could have a negative impact on the Company. In addition, the BPP contains a negative discretion clause that expressly empowers the Compensation Committee to limit or reduce the BPP payout under the BPP’s formula, based on extenuating circumstances and business outlook.

The majority of our non-executive incentive plans adopt the BPP’s performance metrics, ensuring that the plans encourage and reward appropriate behavior throughout the organization. For those few incentive plans at the division level that do not mirror the BPP, Brunswick management performs a similar analysis of the plans on an annual basis in order to identify and remediate any potential negative behaviors that might result.

2018 PROXY STATEMENT | 28

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

DIRECTOR COMPENSATION

2017 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation we paid to non-employee Directors for the fiscal year ended December 31, 2017.

Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
NOLAN D. ARCHIBALD	$90,000	$135,000	$30,000	$255,000
NANCY E. COOPER	$90,000	$145,034	—	$235,034
DAVID C. EVERITT	$90,000	$137,504	$30,000	$257,504
MANUEL A. FERNANDEZ	$89,943	$210,440	$30,000	$330,383
DAVID V. SINGER	$89,943	$157,970	$29,271	$277,184
RALPH C. STAYER	$89,943	$157,970	$13,987	$261,900
JANE L. WARNER	$89,943	$152,953	$30,000	$272,896
J. STEVEN WHISLER	$89,936	$158,497	$30,000	$278,433
ROGER J. WOOD	$89,943	$157,970	$30,000	$277,913

(1)	Mark D. Schwabero, our Chairman and CEO, is not included in this table as he is an employee of the Company and receives no additional compensation for his service as a Director. The compensation Mr. Schwabero received as a Company employee is shown in the Summary Compensation Table.

(2)	Amounts in this column reflect the 2017 annual cash fees earned by each non-employee Director. Mr. Fernandez, Mr. Singer, Mr. Stayer, Ms. Warner, Mr. Whisler, and Mr. Wood elected to receive the 2017 annual cash fees in the form of deferred Common Stock, with a 20 percent premium, which reflects variation from cash fees related to number of shares deferred.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2017 fiscal year in accordance with FASB ASC Topic 718. Amounts in this column represent the portion of fees required to be paid to Directors in the form of Common Stock, as well as the 20 percent premium that is received by those Directors who elected to receive the cash portion of their fees in the form of deferred Common Stock. For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(4)	The amounts shown in this column include our cost of products provided during our fiscal year ended December 31, 2017.

The grant date fair value of awards in this column is as follows:

Director	Grant Date Fair Values of Shares of Common Stock	Grant Date Fair Values of Shares Attributable to 20% Premium Applied to Deferral of Fees
NOLAN D. ARCHIBALD	$135,000	—
NANCY E. COOPER	$145,034	—
DAVID C. EVERITT	$137,504	—
MANUEL A. FERNANDEZ	$192,487	$17,953
DAVID V. SINGER	$140,017	$17,953
RALPH C. STAYER	$140,017	$17,953
JANE L. WARNER	$135,000	$17,953
J. STEVEN WHISLER	$145,034	$13,463
ROGER J. WOOD	$145,017	$17,953

2018 PROXY STATEMENT | 29

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

The following table sets forth the aggregate number of outstanding stock awards held by each non-employee Director as of December 31, 2017:

Director	Aggregate Number of Stock Awards Outstanding at December 31, 2017
NOLAN D. ARCHIBALD	4,476
NANCY E. COOPER	—
DAVID C. EVERITT	—
MANUEL A. FERNANDEZ	4,476
DAVID V. SINGER	—
RALPH C. STAYER	4,476
JANE L. WARNER	—
J. STEVEN WHISLER	1,634
ROGER J. WOOD	—

NARRATIVE TO DIRECTOR COMPENSATION TABLE

ANNUAL FEES AND DEFERRED STOCK AWARDS

Non-employee Directors are entitled to an annual retainer of $215,000, with $90,000 payable in cash and $125,000 payable in Common Stock. The Lead Independent Director, chairs of committees, and members of certain committees receive additional annual retainers paid in Brunswick stock, as follows:

•	Lead Director: $50,000

•	Audit Committee Chair: $20,000

•	Compensation Committee Chair: $15,000

•	Finance and Governance Committee Chairs: $10,000

•	Audit Committee members: $10,000

•	Compensation Committee members: $7,500

•	Finance and Governance Committee members: $5,000

For the portion of each Director’s total annual fee paid in Common Stock, the number of shares is determined by the closing price of Common Stock on the date of the award and is reported in the “Stock Awards” column of the Director Compensation Table. The receipt of these shares may be deferred until a Director retires from the Board. Each Director may elect to have the cash portion of the annual fee paid as follows:

•	In cash;

•	In Common Stock distributed currently; or

•	In deferred Common Stock with a 20 percent premium.

For Directors who elect to receive the cash portion in deferred Common Stock, the number of shares to be received upon retirement is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Common Stock on the date of the award.

SHARE OWNERSHIP GUIDELINES

As set forth in the Principles, within five years after the date on which a Director first became a Director, and thereafter for so long as each Director is a Director of the Company, each Director is required to own Common Stock and deferred stock units of the Company equal to five times the amount of the Director’s annual cash retainer. Once having met this threshold, if a Director falls below the threshold as a result of a decline in our stock price, the Director shall have a two-year period within which to once again achieve the threshold. We calculate compliance with these guidelines annually, using the average Brunswick stock price for the prior calendar year. As of December 31, 2017, all Directors were in compliance with the share ownership requirements.

BRUNSWICK PRODUCT PROGRAM

Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors receive an annual allowance of up to $30,000 which may be applied to purchase Brunswick products at discounted rates and/or fund expenses incurred with regard to the ownership of such products. The value of the products is included in the Directors’ taxable income. Directors may also purchase additional Brunswick products at their own expense, at discounted rates.

2018 PROXY STATEMENT | 30

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

STOCK HELD BY DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Each Director, each Executive Officer listed in the 2017 Summary Compensation Table, and all Directors and Executive Officers as a group owned the number of shares of Common Stock set forth in the following table, with sole voting and investment power except as otherwise noted:

Director/Executive Officer	Number of Shares Beneficially Owned as of March 5, 2018	Percent of Class
NOLAN D. ARCHIBALD	86,312(1)	*
NANCY E. COOPER	9,517	*
DAVID C. EVERITT	14,607(1)	*
MANUEL A. FERNANDEZ	97,413(1)	*
DAVID V. SINGER	12,988(1)	*
RALPH C. STAYER	46,636(1)	*
JANE L. WARNER	13,970(1)	*
J. STEVEN WHISLER	54,584(1)	*
ROGER J. WOOD	29,018(1)	*
MARK D. SCHWABERO	225,285(2)(3)	*
WILLIAM L. METZGER	194,741(2)(3)	*
JOHN C. PFEIFER	57,217(2)	*
HUW S. BOWER	2,657(2)	*
JAIME A. IRICK(4)	—	—
ALL DIRECTORS & EXECUTIVES AS A GROUP	874,675(2)	1%

*	Less than 1 percent

(1)	Includes the following shares of Brunswick Common Stock issuable to non-employee Directors, receipt of which has been deferred until the date of the director’s retirement from the Board: Mr. Archibald 75,857 shares, Mr. Everitt 14,607 shares, Mr. Fernandez 97,413 shares, Mr. Singer 1,889 shares, Mr. Stayer 18,260 shares, Ms. Warner 13,849 shares, Mr. Whisler 47,516 shares, and Mr. Wood 28,953 shares. Excludes 7,558 shares of Brunswick Common Stock issuable to Mr. Singer and 73,038 shares issuable to Mr. Stayer, receipt of which has been deferred. Messrs. Singer and Stayer will be entitled to receive these deferred shares in predetermined installments, which will commence at varying times in accordance with their election following their retirement from the Board of Directors.

(2)	Includes the following shares of Brunswick Common Stock issuable pursuant to stock-settled SARs exercisable within 60 days of March 5, 2018: Mr. Schwabero 164,852 shares, Mr. Metzger 94,300 shares, Mr. Pfeifer 35,950 shares, and all executive officers as a group 304,289 shares. Includes the following shares of Brunswick Common Stock held by the Brunswick Savings Plan as of December 31, 2017: Mr. Metzger 1,137 shares, Mr. Bower 31 shares, and all executive officers as a group 2,185 shares. Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. Schwabero 74,381 shares. Mr. Schwabero will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with plan terms, none within 60 days of the Record Date.

(3)	Excludes Restricted Stock Units (RSUs) owned under the Rule of 70 or Age 62 but not distributable for three years from the grant date.

(4)	Mr. Irick was hired on January 19, 2017. His RSUs and Performance Shares are not reflected in this table, as they have not yet vested.

Those shareholders known to us to beneficially own more than 5 percent of our outstanding Common Stock are:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BLACKROCK, INC. 55 East 52nd Street, New York, NY 10055	7,354,077(1)	8.40%

THE VANGUARD GROUP, INC. 100 Vanguard Blvd., Malvern, PA 19355	7,085,418(2)	8.08%

(1)	This information is based solely upon a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 29, 2018. BlackRock has sole voting power over 7,018,831 shares and sole dispositive power over 7,354,077 shares as of December 31, 2017.

(2)	This information is based solely upon a Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 8, 2018. Vanguard has sole voting power over 48,319 shares, shared voting power over 11,236 shares, sole dispositive power over 7,032,718 shares, and shared dispositive power over 52,700 shares as of December 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, Executive Officers, and beneficial owners of more than 10 percent of Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s Directors and Executive Officers, the Company believes that all forms were filed in a timely manner during 2017 with the exception of the Form 4 filed by Mr. Jaime Irick on January 25, 2017, reporting securities acquired on January 19, 2017. The Form 4 was filed late due to the unavailability of timely SEC EDGAR codes for Mr. Irick, who was a new Brunswick Executive Officer at the time.

2018 PROXY STATEMENT | 31

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically analyzes the total compensation for the Named Executive Officers (NEOs). The NEOs are:

MARK D. SCHWABERO	WILLIAM L. METZGER	JAIME A. IRICK	JOHN C. PFEIFER	HUW S. BOWER
Chairman	Senior Vice President	Vice President	Vice President	Vice President
& Chief Executive Officer	& Chief Financial Officer	& President	& President	& President

BUSINESS HIGHLIGHTS

Our 2017 results reflected another successful year of solid earnings and strong free cash flow. We sought to achieve the following financial objectives in 2017:

Achievements against our financial objectives in 2017 were as follows:

REVENUE GROWTH

•	Ended the year with a 9 percent increase in net sales when compared with 2016 on a GAAP basis and 8 percent on a constant currency basis, due to the following:

-	Strong growth in all three primary boat categories and the outboard engine business, along with solid growth in the marine parts and accessories businesses;

-	The Marine Engine and Boat segments benefited from strong global market demand, as domestic markets continued to grow and international markets benefited from gains in Europe, Canada, and Asia-Pacific, as well as improving conditions in other regions;

-	Additionally, the Marine Engine and Boat segments’ sales were aided by successful product launches, continued strong market share, and execution of our acquisition strategy;

-	Fitness segment net sales reflected growth in international markets, including the impacts of the Indoor Cycling Group acquisition completed in 2016, while domestic market demand was flat;

-	Our international sales increased 10 percent in 2017 when compared with 2016 on both a GAAP basis and on a constant currency basis due to increased sales across all international markets, especially Asia-Pacific, Europe, and Canada.

2018 PROXY STATEMENT | 32

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

BUSINESS HIGHLIGHTS

EARNINGS BEFORE INCOME TAX

•	Experience an increase in earnings before income taxes, as well as deliver improvements in both gross margin and operating margin percentages:

-	Reported earnings before income taxes of $343.3 million in 2017 compared with earnings before income taxes of $389.0 million in 2016; adjusted earnings before income taxes were $490.0 million in 2017 versus $459.3 million in 2016(1);

-	Gross margin declined 100 basis points when compared with 2016, driven mainly by declines in the Fitness segment due to higher costs, particularly product field campaigns costs for certain Cybex products designed prior to the acquisition as well as freight costs in the fourth quarter, challenging pricing dynamics in certain international markets, and unfavorable changes in sales mix; gross margin, as adjusted, declined 80 basis points when compared with 2016(1);

-	Operating margin declined by 190 basis points when compared with the prior year, due in part to increased pension settlement charges, restructuring, exit, integration, and impairment charges, field campaigns charges in the Fitness segment, and the impact of planned investments in growth initiatives compared with the prior year; operating margin, as adjusted, declined 40 basis points versus 2016(1).

FREE CASH FLOW

•	Continue to generate strong free cash flow and execute against the Company’s capital strategy:

-	Generated strong free cash flow of $243.1 million in 2017(1), enabling the Company to continue executing its capital strategy as follows:

•	Funded Investments in Growth:

-	Organically through capital expenditures, which included investments in new products as well as capacity expansions across all segments;

-	Through acquisitions, including the $15.5 million invested in the Marine Engine segment during 2017;

-	Contributed $73.7 million to the Company’s qualified and non-qualified defined benefit pension plans; and

-	Enhanced shareholder returns in 2017 by repurchasing $130.0 million of common stock under our share repurchase program and increased cash dividends paid to shareholders to $60.6 million.

-	Ended the year with $459.0 million of cash and marketable securities.

(1) Please see Appendix 2 for a reconciliation of non-GAAP measures.

2018 PROXY STATEMENT | 33

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

CONSIDERATION OF 2017 EXECUTIVE COMPENSATION VOTE

At its 2017 Annual Meeting, shareholders overwhelmingly approved our “say on pay” proposal (shareholders cast 93.75 percent of votes for the proposal). We were pleased with this significant vote of confidence in our pay practices and did not make any direct changes to our compensation programs as a result of the vote. Nevertheless, we did make some changes to our compensation programs in 2017 to further reinforce our pay-for-performance philosophy and align management compensation with shareholder interests.

KEY COMPENSATION DECISIONS IN 2017

ANNUAL
INCENTIVE PLAN

For 2017, Earnings Before Interest and Taxes (EBIT) was used as the funding metric under the Brunswick Corporation Senior Management Incentive Plan (SMIP), the Company’s Section 162(m) performance qualified annual incentive plan. Specifically, the SMIP pool was funded based on 2% of EBIT for the CEO and 1% of EBIT for each of the other NEOs. For purposes of distributing the funding earned under the SMIP, the Brunswick Performance Plan (BPP) is used. For 2017, we designed the BPP to include divisional EBIT to reward division performance, while maintaining a portion of the award tied to overall Brunswick Earnings Per Share (EPS). Specifically, the 2017 BPP for the NEOs contained performance measures attributable to each of the divisions in addition to corporate EPS. Actual performance in 2017 was below the performance targets set for the 2017 BPP, and we paid NEOs aggregate awards under the plan at approximately 66 percent of target opportunity. For additional information on the annual incentive plan, see “Achievement of Targeted Results” on page 37 below.

LONG-TERM
INCENTIVES

We grant performance-based equity in the form of Performance Shares to certain key senior executives, including each of the NEOs. Starting with the awards granted in 2015, performance underlying the awards is measured based on Cash Flow Return on Investment (CFROI) and Operating Margin and Brunswick’s total shareholder return performance relative to the TSR of an established peer group, as measured over a three-year performance period. We believe Performance Shares strengthen our pay-for-performance philosophy and align management’s long-term goals with our key strategic initiatives. Actual performance for the 2015 Performance Shares award exceeded the three-year targets and awards paid under the plan were at 136 percent of target opportunity. For additional information, see page 38. In addition, the Company continues to provide Restricted Stock Units (RSUs) as part of equity compensation delivered to reiterate key retention initiatives and align to shareholder interests.

NEW HIRE ONE-TIME COMPENSATION
PAYMENTS FOR MR. IRICK

In January 2017, Mr. Irick was hired as the Vice President and President of the Fitness Division. In consideration of this new hire offer, we provided Mr. Irick the following one-time compensation payments in addition to his annual compensation package: a sign-on RSU grant and cash bonus. The RSU grant represents the value of equity forfeited from a previous employer and one component of the cash sign-on bonus represents the annual incentive foregone by the previous employer. In addition, he received the first installment of a two-installment cash sign-on bonus upon his date of hire; he received the second installment on the first anniversary of his date of employment in January 2018. Future awards to Mr. Irick will coincide with the regular compensation award schedule, similar to the rest of the NEOs.

OVERALL PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAMS

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. Specifically, we have identified the following objectives to help realize this goal:

ALIGNMENT WITH SHAREHOLDERS’ INTERESTS	MOTIVATE ACHIEVEMENT OF FINANCIAL AND STRATEGIC GOALS	REMAIN COMPETITIVE	REWARD SUPERIOR PERFORMANCE

Reward performance in a given year and achievements over a sustained period that are aligned with the interests of our shareholders.	Ensure that compensation structure reinforces achievement of business objectives and execution of our overall strategy.	Attract, retain, and motivate the talent required to ensure our continued success.	Reinforce our pay-for- performance culture.

2018 PROXY STATEMENT | 34

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

COMPENSATION DESIGN PRINCIPLES

In support of our executive compensation programs’ objectives, the framework of our executive compensation programs incorporates the following compensation design principles.

FOCUS ON THE CREATION OF LONG-TERM SHAREHOLDER VALUE

Our senior executives are responsible for achieving long-term strategic goals. Accordingly, compensation is weighted towards rewarding long-term value creation for shareholders. For Mr. Schwabero in 2017, approximately 68 percent of targeted total compensation was based on long-term performance, and for our other NEOs, it was approximately 50 percent. For Mr. Schwabero, approximately 18 percent of targeted total compensation was based on annual performance against established performance criteria, and for our other NEOs it was approximately 23 percent. The balance consisted of base salary (14 percent for Mr. Schwabero and 27 percent for the other NEOs in 2017).

Our emphasis on long-term shareholder value creation is best illustrated in the following chart, which shows the portion of total targeted compensation that is attributable to our long-term incentive compensation and the portion attributable to other key elements of our compensation programs. As shown in the chart, long-term incentive compensation accounts for the largest percentage of overall compensation when compared to base salary and annual incentives (bonus). In addition, as a result of the compensation structure, a majority of senior executive compensation is deemed performance-based or “at risk,” with such amounts constituting approximately 86 percent of Mr. Schwabero’s total compensation and approximately 73 percent of total compensation for our other NEOs in 2017.

Below is a chart comparing the targeted compensation mix of the CEO and other NEOs:

PROVIDE INCENTIVES FOR ACHIEVEMENT OF OUR GOALS

In addition to achieving our long-term goals, we charge our senior executives with the responsibility for meeting our strategic, financial and operational goals. As a result, we have linked executive compensation to business performance by establishing measurable business metrics against which we measure performance, and which the Board of Directors has determined are important to our key stakeholders.

We establish variable compensation targets (including individual BPP targets) for NEOs and other employees with reference to market median total direct compensation (base salary plus annual bonus plus long-term incentive) minus base salary. This amount is then split between annual and long-term incentives at a ratio that the Compensation Committee feels is appropriate for a company like Brunswick.

We base annual incentive metrics on a combination of division and overall Brunswick results. Long-term incentives are based on our consolidated results and total shareholder return.

WHAT WE DO:

Base a very high percentage of executive pay on performance

Require executives to achieve performance-based goals tied to shareholder return

Target median compensation levels and review market data of our peer group when making executive compensation decisions

Apply strict share ownership guidelines to NEOs and Directors

Require vested shares from our equity compensation programs to be held until share ownership guidelines are met

Disclose complete information on annual incentive plans

Evaluate, and manage, risk in our compensation programs

Use an independent compensation consultant

Have an established clawback policy

Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)

Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO:

No tax gross-ups (including perquisites, excise tax)

No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)

Expressly forbid option repricing not in accordance with plans already approved by shareholders

Expressly forbid exchanges of underwater options for cash in all of our active equity plans

No hedging of shares by our Directors or employees

No pledging of shares by our Directors or employees

No dividends or dividend equivalents on unearned Performance Shares

2018 PROXY STATEMENT | 35

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

COMPETITIVE COMPENSATION

We recognize that, in order to attract and retain the level of talent that is essential to achieving our established objectives, we must maintain a competitive executive compensation program.

Each year, the Compensation Committee’s independent compensation consultant, FW Cook, provides a detailed analysis, utilizing a peer group of 17 publicly-traded companies with annual revenue levels comparable to ours, regarding proposed CEO compensation levels and other plan design elements. We are the largest domestic, publicly-traded company in the recreational marine industry, with total revenues approximately 20 times those of the next largest publicly-traded U.S. recreational boat manufacturer as of December 31, 2017. As a result, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group include:

Size:	Companies with revenues that generally range from one-half to two times our total annual revenue.

Business Focus:	Publicly-traded manufacturing companies.

Consistency:	The peer group should be relatively stable. Companies historically have been eliminated if they were acquired or if their revenue was outside the range referenced above.

Consistent with past practice, Brunswick assessed the appropriateness of the peer group during 2017, which resulted in changes to the peer group composition. The result of these peer company changes will take effect for 2018 compensation benchmarking. The next review of the peer group is scheduled for 2019.

For all other NEOs, we assess the competitiveness of executive compensation every two years using manufacturing industry survey data purchased from Aon Hewitt. Each position is benchmarked based on scope of responsibilities, revenue size of applicable business unit, and level within the organizational hierarchy. We design our target pay mix and total compensation opportunities to approximate the median of the market. In 2017, we completed a competitive benchmark assessment which confirmed that, on average, our target total direct compensation (base salary, annual bonus, and long-term incentives) for senior management positions, including the NEOs, approximates the median of competitive practice. We will complete this analysis again in 2019.

The chart to the right summarizes the CEO’s total direct compensation as compared to the median of the market data for his role as well as the average NEO total direct compensation compared to the average applicable market data job matches for each of their roles. This chart reinforces that we follow our philosophy to target executive compensation to the median of the market.

INTERNAL EQUITY

We establish compensation ranges for positions with similar characteristics and scope of responsibility, including NEO positions. Balancing competitiveness with internal equity helps support management development and movement of talent throughout our worldwide operations. Differences in actual compensation between employees in similar positions result from individual performance, future potential, and division financial results. This effort also helps us promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities for our employees.

REWARD CORPORATE, DIVISION, AND INDIVIDUAL PERFORMANCE

Recognizing corporate, division, and individual performance in compensation helps reinforce the importance of working together and furthers our pay-for-performance philosophy. For 2017, we funded incentives for all participants based on the achievement of corporate and division performance goals and allocated incentives based on individual contributions. For those NEOs with division responsibility, we focused incentives on the financial performance of their divisions, but also included a significant portion tied to overall corporate results.

2017 PEER GROUP:

Carlisle

Colfax Corp

Crane

Curtiss-Wright

Dana Holding

Flowserve Corp

Harley-Davidson

Harman International

Hasbro

Leggett & Platt

Mattel

Meritor

Oshkosh

Polaris Industries

Regal-Beloit Corp

Snap-On Tools

Timken

AVERAGE NEO TARGET
DIRECT COMPENSATION
VS. MARKET MEDIAN

2018 PROXY STATEMENT | 36

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

WHAT IS REWARDED?

We design NEO compensation to reward achievement of budgeted financial results, namely EPS, EBIT, Cash Flow Return on Investment (CFROI), Operating Margin, Brunswick total shareholder return (both absolute and on a relative basis), and individual performance.

ACHIEVEMENT OF TARGETED RESULTS

We established the 2017 BPP annual incentive formula to recognize and reward outstanding performance by both the overall Company and our divisions. Specifically, the BPP for the NEOs provides that funding is based on the achievement of corporate EPS and division-specific EBIT.

The following chart shows the relative weighting of the performance measures used under the BPP for NEOs.

	Corporate	Division
Participants	Results	Results
CORPORATE (Messrs. Schwabero and Metzger)		Boat Group: 16.67% EBIT
	50% EPS	Mercury Marine: 16.67% EBIT
Fitness: 16.67% EBIT
DIVISION (Messrs. Pfeifer (Mercury), Irick (Fitness), and Bower (Boat Group))	50% EPS	50% EBIT of their Division

Each of the NEOs also participate in the performance share plan, which rewards performance based on the achievement of both CFROI and Operating Margin over a three-year period in addition to a potential modifier at the end of the performance period based on Brunswick’s three-year TSR performance against the TSR of certain companies in the Global Industry Classification Standard (GICS) “Leisure Products” sub-industry.

The Compensation Committee believes that EPS and division EBIT are appropriate measures to use in our annual incentive plan. Earnings figures, specifically EPS, are widely tracked and reported by analysts and used as a measure to evaluate our performance. Division EBIT is important as it shows each division’s contribution to our overall earnings performance. Both CFROI and Operating Margin are important within the long-term performance share plan to measure how effectively we manage our cash and business to create long-term sustainable performance for our shareholders.

Our grants of Performance Shares and RSUs inherently reward absolute TSR because the ultimate earned value of each share will depend on our TSR during the performance/vesting period. In addition, the number of Performance Shares actually earned will depend on our relative TSR performance against other leisure products companies. We use absolute and relative TSR metrics because they align the earned compensation amounts with our market performance and our shareholders’ experience.

STOCK PRICE APPRECIATION

Stock price appreciation is a significant component of total shareholder return and thus shareholder value creation. Stock price appreciation affects the value of our equity grants, including RSUs and Performance Shares.

INDIVIDUAL PERFORMANCE

We use the Performance Management Process (PMP) to assess individual performance. The PMP was created to help employees better understand Brunswick and division-specific goals, and to define their role in and contribution toward achieving these goals. We believe that the PMP is an effective tool in assessing performance against individual goals.

Once Brunswick and division goals are established, salaried employees (including NEOs) work with their supervisors to set individual goals aligned with the Company’s strategic direction. Employees establish goals for specific initiatives, major responsibilities key to their positions, and individual developmental requirements, and their managers identify specific core competencies that employees are expected to achieve. The Compensation Committee and the Governance Committee of the Board of Directors jointly assess the CEO’s performance with input from all members of the Board of Directors. The CEO assesses performance of other NEOs with review by the Compensation Committee.

Individual performance affects base salary increases, annual incentives, and equity grant decision-making. As part of the PMP process, managers have the ability to adjust all elements of compensation based on the individual’s attainment of annual goals and performance against critical competencies, which determines the content of the individual’s annual performance review and the overall PMP rating.

2018 PROXY STATEMENT | 37

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

COMPENSATION ELEMENTS

We structure our compensation to reflect our business objectives and compensation philosophy. The particular elements that comprise our compensation programs for senior executives are summarized below; along with an explanation of why we selected each compensation element; how the amount and formula are determined; and how decisions regarding that compensation element fit into our overall compensation objectives and programs.

BASE SALARY

Base salary is fixed compensation for our NEOs. It is designed to provide a minimum level of pay that reflects each executive’s position and scope of responsibility, leadership skills, and individual performance, as demonstrated over time. When establishing an executive’s base salary, we also target the median pay level within the market for positions with similar responsibilities and business size. A competitive base salary is important for attracting and retaining the executives needed to lead the business.

We review salaries on an annual basis to ensure they are externally competitive, reflect individual performance, and are internally equitable in relation to other Brunswick executives. We make salary adjustments on a periodic basis in response to market practices and to provide merit increases. Additionally, the base salary component serves as the foundation of executives’ total pay, as incentives and benefits are generally computed as a function of base salary, which allows us to link performance and pay. As illustrated by the following chart, the average merit increase, excluding promotional or market adjustments, of NEO salary from 2015 to 2017 was 3.1 percent.

	2015	2016	2017	Avg
SCHWABERO	3.1%	0.0%	5.0%	2.7%
METZGER	4.1%	0.0%	5.0%	3.0%
IRICK	n/a	n/a	n/a	n/a
PFEIFER	9.2%	0.0%	5.3%	4.8%
BOWER	2.9%	0.0%	3.0%	2.0%
Average Merit Increase: 3.1%

ANNUAL INCENTIVE PLAN

Our annual incentive plan, the BPP, is the primary compensation element used to reward accomplishments against established business goals within a given year.

We set the BPP target funding based on planned performance for the year, as approved by the Board of Directors. The BPP limits funding to no more than 200 percent of target funding, with the Compensation Committee approving corporate and division plan metric amounts within a range from 0 percent to 200 percent based on its review of our performance against pre-established targets. Starting in 2017, the threshold payout level for bonus awards is 25% of final blended corporate and division performance. Target funding is equal to salary paid in the year multiplied by the target percentage for each participant. For 2017, the percentage of salary targets under the BPP for NEOs ranged from 75 percent to 125 percent.

We determine individual awards using: overall funding as approved by the Compensation Committee; the individual’s pro-rata portion of approved funding as adjusted for individual performance; and other factors deemed to be relevant. For 2017, the Compensation Committee approved NEO payouts ranging from 44 percent to 103 percent of target opportunity. The performance measures required to support funding at 100 percent of target opportunity for all NEOs in 2017 were Earnings Per Share of $3.97 and the following internal EBIT target levels for the business units: Mercury Marine: $380.6 million; Boat Group: $102.9 million; and Fitness Division: $148.5 million. The BPP plays an important role in our overall compensation structure, as it signals “what is important” and “what is expected” for the year from the standpoint of corporate, division, and/or individual results. Additionally, the BPP serves to focus executives on achieving current objectives, which are deemed necessary to attain long-term goals, and it establishes appropriate performance and annual incentives by rewarding divisions and individuals within those units for actual performance.

The design of the 2018 annual incentive plan is similar to that of 2017.

LONG-TERM INCENTIVES

We continually monitor what might be the most appropriate design of our long-term incentive plans, taking into consideration both competitive practice and what would drive the most appropriate behavior of the participants. To reinforce the use of performance-based compensation, certain senior executives, including the NEOs, have had 50 percent of their target long-term incentive opportunity granted in Performance Shares and the balance in RSUs. The use of RSUs and Performance Shares in our long-term incentive mix is designed to align our incentive program with competitive pay practices and to reinforce pay for performance and to encourage retention due to the three-year cliff vesting schedule for RSUs.

Performance Shares. In 2017, we granted all NEOs Performance Share awards. The 2017 Performance Shares are earned over a three-year performance period based on achievement of two financial metrics, with payout between 0 percent and 200 percent of the target opportunity. 75 percent of the award will be based on three-year annual average CFROI achievement and 25 percent will be earned based on three-year annual average Operating Margin attainment. The level of performance required for target payout is based on three-year strategic plan targets. The Compensation Committee believes these targets are challenging yet reasonably attainable. The final payout at the end of the three-year period may be increased or decreased by an additional 20 percent based on Brunswick’s three-year TSR performance against the TSR of certain companies in the Global

2018 PROXY STATEMENT | 38

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

Industry Classification Standard (GICS) “Leisure Products” sub-industry. Performance in the bottom quartile against the GICS comparator group reduces the Performance Share award payout by 20 percent and performance in the top quartile increases the Performance Share award payout by 20 percent, with a payout cap of 200 percent of target. Performance between the 25th and 75th percentile of the GICS comparator group results in no modification of the award payout. The design of the Performance Share award provides multiple benefits, including focusing management on the success of key strategic initiatives and their impact on CFROI and Operating Margin metrics, as well as strengthening the alignment with long-term shareholder interests with the TSR modifier at the conclusion of the three-year performance period.

The design of the 2018 Performance Share award is similar to that of 2017.

The 2015 Performance Share award was earned over a three-year performance period which ended on December 31, 2017. The plan design of these awards is similar to that of the 2017 Performance Share award described above. The targets required to support funding at 100 percent of target opportunity for all NEOs for the 2015-2017 performance period were: CFROI: 25.0 percent and Operating Margin: 10.4 percent. Based on performance against these targets, the Compensation Committee approved an initial share determination of 136 percent of target opportunity. TSR performance against the established peer group for the performance period resulted in company performance between the 25th and 75th percentile of the peer group. Therefore, this did not result in additional modification of +/- 20 percent of the award and the final award payout was 136 percent.

Other Long-Term Incentives. In addition to Performance Shares, we currently utilize RSUs. We believe that RSUs are an important component of our compensation structure because each award increases linkage to shareholders’ interests by rewarding stock price appreciation and tying wealth accumulation to performance. Additionally, RSUs help reinforce team performance, encourage senior executives to focus on long-term performance, and function as a retention incentive through the vesting period.

We base the size of long-term incentive awards for NEOs on the following factors:

•	Market median total direct target compensation minus target cash compensation (base salary plus individual BPP cash incentive targets). This determines a reference point for the dollar value of the total equity grant target and is consistent with targeting median pay for consistently solid Company and individual performance.

•	Grant size is based on a fixed dollar target that is established every two years when competitive benchmark compensation information is updated. We determined the actual share award amounts for each NEO using a Monte Carlo valuation for Performance Shares and the Company’s stock price on the date of the grant for RSUs.

SHARE OWNERSHIP REQUIREMENTS

In order to ensure continual alignment with our shareholders, we maintain share ownership requirements for our officers. This share ownership policy calculates minimum required ownership levels as a multiple of the officer’s base salary.

The current NEO share ownership requirements are as follows:

TIER I
MANAGEMENT LEVEL:	Chief Executive Officer
NEO: Schwabero
OWNERSHIP REQUIREMENT: 5.0 Times Base Salary

TIER II
MANAGEMENT LEVEL:	Chief Financial Officer and
Designated Executive Officers
NEO: Metzger, Irick, Pfeifer, Bower
OWNERSHIP REQUIREMENT: 3.0 Times Base Salary

Officers who do not meet the ownership requirements must retain shares having a value equal to 50 percent of the after-tax profit from the Common Stock acquired under our equity plans. For purposes of calculating compliance with the requirements, “shares owned” include shares directly owned, shares owned by immediate family members residing in the same household, shares held in trust, share equivalents held in our tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Unexercised stock options and SARs and outstanding Performance Shares do not count as “shares owned.” For those officers approaching retirement, ownership requirements are reduced as follows: 80 percent of target for those age 63; 60 percent of target for those age 64; and 50 percent of target for those age 65 and above.

The Compensation Committee reviews compliance with these share ownership requirements on an annual basis. All NEOs, except for Mr. Irick, who was hired during 2017, and Mr. Bower, who was promoted to his current role during 2016, are currently in compliance with the stated requirements. Therefore, Messrs. Irick and Bower will be subject to the retention ratio until they achieve the required ownership level. Please see the Narrative to Director Compensation Table for information regarding share ownership guidelines for Directors.

CLAWBACKS

The Compensation Committee can require the repayment of all or a portion of previous BPP awards as it deems appropriate in the event of certain misconduct, including misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with Brunswick, including each of the NEOs, the Compensation Committee has expanded the types of payments the Company can recover in the event of a violation of the restrictive covenants set forth in the Terms and Conditions of Employment to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination.

2018 PROXY STATEMENT | 39

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

ANTI-HEDGING AND ANTI-PLEDGING POLICY

No Director, NEO, or other employee may engage in hedging or monetization transactions or similar arrangements with respect to Common Stock, including the purchase or sale of puts, calls, or options on Common Stock (other than options granted by Brunswick), or the use of any other derivative instruments to hedge or offset any decrease in the market value of the Common Stock. In addition, no Director, NEO, or other employee may pledge Common Stock as collateral.

2018 PROXY STATEMENT | 40

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

POST-EMPLOYMENT COMPENSATION

Post-employment compensation elements that are not currently offered to salaried employees in general are summarized below.

Plan	Description	Participant(s)
BRUNSWICK RESTORATION PLAN

The Restoration Plan is a non-qualified plan that provides a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits.

The Restoration Plan ensures that employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits receive the full amount of their intended retirement benefits. If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match on these contributions above the IRS limit are credited to this plan. In addition, Brunswick’s variable retirement contributions for eligible employees are automatically credited to their Restoration Plan accounts.

All NEOs
SUPPLEMENTAL PENSION PLAN

The Supplemental Pension Plan ensures that employees with covered compensation or pension benefits above Internal Revenue Service (IRS) qualified defined benefit plan limits receive the full amount of their intended pension benefits. Pursuant to the Supplemental Pension Plan, we pay, on a non-qualified basis, the difference between an employee’s earned defined benefit pension and the level of benefits that is permissible by IRS qualified limits. The Supplemental Pension Plan provides a retirement benefit that is consistent with those who are not affected by the IRS compensation and benefit limits and reflects an individual’s full career and covered pay earned.

Of the NEOs, only Mr. Metzger participates, or has a balance, in the Supplemental Pension Plan. Effective December 31, 2009, we froze the Supplemental Pension Plan and ceased all benefit accruals.

Metzger
THE 2005 ELECTIVE DEFERRED INCENTIVE COMPENSATION PLAN	The 2005 Elective Deferred Incentive Compensation Plan provided eligible employees the opportunity to save in a tax-deferred manner. In 2008, we suspended participation in the plan. The Compensation Committee will continue to assess the competitive and regulatory landscape to determine if future enrollment in this plan is warranted.	Schwabero Pfeifer
THE 2005 AUTOMATIC DEFERRED COMPENSATION PLAN

The 2005 Automatic Deferred Compensation Plan defers payment of certain compensation that would otherwise be non-tax-deductible to Brunswick by reason of Section 162(m) of the Internal Revenue Code until six months after employment ends. The 2005 Automatic Deferred Compensation Plan preserves our ability to take a tax deduction for senior executives’ compensation. Senior executives are required to defer receipt of non-deductible compensation in excess of $1.5 million in order to limit non-deductible compensation under Section 162(m) of the Internal Revenue Code. For amounts deferred in cash, financial returns on automatic deferrals are based on either: (i) an interest rate equal to the greater of the prime rate at J.P. Morgan Chase plus two percentage points, or Brunswick’s short-term borrowing rate; or (ii) securities selected by the participant. The two percentage point increment is used to recognize that the NEO defers the receipt of earned compensation until sometime in the future, typically upon retirement or other termination of employment. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid.

Due to the passage of the Tax Cuts and Job Act in December 2017, Section 162(m) was amended to eliminate the previously available exemptions from the tax deduction limit, including the exemptions for (1) qualified performance-based compensation and (2) compensation paid after the Executive’s termination of employment. As a result, the reasons for maintaining the ADC Plan no longer exist (other than for equity awards that were granted prior to November 2, 2017). For this reason, the plan has been amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to such date. This will effectively “wind down” the plan while preserving the grandfathered status of the previously granted or deferred awards.

Schwabero Pfeifer

2018 PROXY STATEMENT | 41

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

PERQUISITES AND OTHER BENEFITS

We extend certain benefits to NEOs that we do not offer to salaried employees in general. These programs help NEOs enhance their understanding of our products, protect their physical health, and maximize their productivity.

Perquisites/Benefits	Description
EXECUTIVE PRODUCT PROGRAM	The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of our businesses and identify product and business development opportunities. The program provides a product allowance equal to $30,000 for all participants. We do not reimburse the participant for the tax liability associated with the program. The allowance may be applied toward the purchase of Brunswick products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, which is available to all Brunswick employees, as well as any freight costs, parts and accessories, service fees, and other expenses related to the ownership of the Brunswick products purchased.
EXECUTIVE PHYSICAL PROGRAM	We provide a physical examination program to senior executives that is intended to protect the health of such executives and our investment in our leadership team. The Compensation Committee requires senior executives to have an annual physical examination and, as part of this program, they have immediate access to healthcare providers.
PERSONAL AIRCRAFT USE	The Chairman and CEO may use the Company aircraft for personal use on a limited basis. This benefit allows for the effective use of the Chairman and CEO’s limited personal time. Other NEOs may occasionally use the Company aircraft for personal use with prior approval from the Chairman and CEO.
LIFE INSURANCE POLICIES

Of the NEOs, only Mr. Metzger has a Split-Dollar Life Insurance replacement policy (Replacement Policy). The Replacement Policy provides an insured death benefit and allows for capital accumulation. The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers and, as a result of this loan prohibition, combined with changes in taxation of Split-Dollar Life Insurance, we restructured the Replacement Policy in 2004 such that the net present value cost to Brunswick did not increase. Although we continue to cover the costs of the Replacement Policy, Mr. Metzger is now responsible for the actual payment of the annual premium and keeping his policy current.

Pre-2003 loans on these policies were grandfathered under Sarbanes-Oxley and remain outstanding. The loans must be repaid to Brunswick at the scheduled rollout date or upon death (whichever occurs first) per the terms of the Split Dollar agreement. Executives with Split-Dollar Life Insurance replacements do not receive Company-provided basic life insurance coverage. Executives hired since 2003 receive basic life insurance coverage under the same terms as other salaried employees, except that the Company continues to pay for a life insurance policy for Mr. Schwabero that was provided by his former employer. These are grandfathered benefits not available to Executives who became NEOs since 2003.

TERMS AND CONDITIONS OF EMPLOYMENT

All NEOs maintain agreements setting forth their terms and conditions of employment (Agreements). The Agreements memorialize the “at will” nature of the employment relationship, and describe each Executive’s duties, compensation, benefits, and perquisites. Additionally, the Agreements consolidate the restrictive covenants that exist during and after employment (e.g., non-competition, confidentiality, non-solicitation).

Finally, the Agreements establish and limit the compensation and benefits to which an executive is entitled in the event of termination.

We believe that offering Agreements to our executives helps to ensure the retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of our long-term goals and strategy. Additionally, the Agreements reinforce and encourage the Executives’ continued attention and dedication to duties without the distraction arising from the possibility of a Change in Control. The Agreements do not provide excise tax gross-ups.

2018 PROXY STATEMENT | 42

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

DETERMINING EXECUTIVE COMPENSATION

Decisions with respect to specific BPP awards, equity awards, and base salary increases for the current year are normally made at the first Compensation Committee and Board meeting of each year. At this meeting, the Compensation Committee and the Board of Directors also make decisions with respect to the prior year’s performance and BPP funding. Base salary increases are generally effective as of the first full pay period in April.

The Compensation Committee reviews and approves equity grant terms and conditions and grant size for NEOs and other senior executives at its first meeting of the year, which is generally held following our public disclosure of our financial results for the prior year.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee reviewed and discussed this Compensation Discussion and Analysis with management.

Based on that review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors of Brunswick Corporation that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2018 Annual Meeting.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
	J. STEVEN WHISLER (C)	DAVID C. EVERITT	MANUEL A. FERNANDEZ

2018 PROXY STATEMENT | 43

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

2017 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our NEOs for the years ended December 31, 2017, 2016, and 2015.

Year	Salary(1)	Bonus(6)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
MARK D. SCHWABERO, Chairman and Chief Executive Officer
2017	$1,036,539	—	$5,000,340	$821,000	—	$259,641	$7,117,520
2016	$971,154	—	$4,500,562	$1,035,000	—	$195,732	$6,702,448
2015	$744,231	—	$2,502,375	$784,000	—	$181,097	$4,211,703
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
2017	$523,269	—	$999,930	$360,000	$59,931	$130,101	$2,073,231
2016	$505,000	—	$999,224	$430,500	$37,684	$169,272	$2,141,680
2015	$517,500	—	$1,000,904	$545,000	$29,292	$121,285	$2,213,981
JAIME A. IRICK(7), Vice President and President – Fitness Division
2017	$451,250	$460,000	$1,601,492	$160,000	—	$229,558	$2,902,300
JOHN C. PFEIFER, Vice President and President – Mercury Marine
2017	$493,269	—	$999,930	$405,000	$346	$134,288	$2,032,833
2016	$475,000	—	$999,224	$377,000	$323	$123,341	$1,974,888
2015	$479,423	—	$1,000,904	$429,000	$191	$115,019	$2,024,537
HUW S. BOWER(7), Vice President and President – Brunswick Boat Group
2017	$399,969	—	$799,952	$160,000	—	$107,256	$1,467,177
2016	$332,061	—	$448,768	$240,000	—	$301,434	$1,322,263

(1)	The amounts shown in this column constitute actual base salary paid. For 2015, these amounts reflect that there was an additional pay period in 2015 due to the overlay of biweekly pay periods on calendar years.

Annual salaries as of December 31, 2017 were:

SCHWABERO	METZGER	IRICK	PFEIFER	BOWER

$1,050,000	$530,000	$475,000	$500,000	$435,000

(2)	The amounts shown in this column constitute the aggregate grant date fair value of Restricted Stock Units and Performance Shares granted under the Brunswick Corporation 2014 Stock Incentive Plan during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718). For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If the highest achievement level is attained, the maximum amounts that would be received with respect to the 2017 Performance Shares, calculated using the December 31, 2017 closing share price, are as follows: Mr. Schwabero $4,259,671; Mr. Metzger, $851,492; Mr. Irick, $681,415; Mr. Pfeifer, $851,492, and Mr. Bower, $681,415.

The amount for Mr. Irick in this column also includes the grant date fair value of Restricted Stock Units awarded to him upon his date of hire. This was a one-time equity award as part of a competitive new hire compensation offer.

For further information on these awards, see the Grants of Plan-Based Awards table.

(3)	The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (BPP).

(4)	The amounts shown in this column include:
For Mr. Pfeifer in 2015, 2016, and 2017, above-market interest paid on required automatic cash deferrals under the 2005 Automatic Deferred Compensation Plan. Interest earned on investment alternatives selected by the officer in the Restoration Plan is a market rate of return and is therefore not included in this column.

For Mr. Metzger, the actuarial value of benefits under Brunswick’s qualified pension plans and the Supplemental Pension Plan on December 31, 2017 compared to December 31, 2016 was as follows:

Name	Plan Name	Present Value Of Accumulated Benefit @ 12/31/2016	Present Value Of Accumulated Benefit @ 12/31/2017	Change In Pension Value

William L. Metzger	Supplemental Pension Plan	$550,595	$610,526	$59,931

2018 PROXY STATEMENT | 44

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

(5)	The amounts shown in this column include the following for fiscal year 2017:
Defined Contribution Plan Contributions: Brunswick contributions to defined contribution programs, including both qualified and non-qualified programs (to provide for contributions in excess of IRS limits) per the contribution formulas detailed in the Narrative to Non-Qualified Deferred Compensation Table are as follows:

	SCHWABERO	METZGER	IRICK	PFEIFER	BOWER
QUALIFIED	$26,700	$26,700	—	$26,700	$30,100
NON-QUALIFIED	$163,790	$76,833	$16,808	$70,959	$39,984

Due to the sign-on bonus Mr. Irick received on his date of hire, his compensation exceeded the 401(a)(17) qualified compensation limit ($270,000 in 2017) prior to electing to participate in the Rewards Plan, therefore there were no contributions to the Qualified Plan.

Amounts contributed to the qualified plan include Company match and a Variable Retirement Contribution of four percent and six percent, respectively, on qualified plan limit earnings

Product Program: Brunswick provides a product program for Company officers. This program is designed to encourage the use of our products to enhance understanding and appreciation of our businesses and identify product integration opportunities. Each year, officers are eligible to select products with an aggregate annual value of up to $30,000. The allowance may be applied toward the purchase of our products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, as well as any freight costs, parts and accessories, service fees, and other expenses related to the ownership of the Brunswick products purchased. However, we do not reimburse executives for the associated tax liability as a result of the purchases or value received from the program.

The incremental cost of products selected, which is based on the discounted prices established pursuant to the Brunswick Employee Purchase Program, is as follows:

SCHWABERO	METZGER	IRICK	PFEIFER	BOWER
$30,000	$8,656	$7,973	$30,000	$30,000

Life Insurance: The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers. As a result of this loan prohibition, combined with changes in taxation of split-dollar life insurance, we restructured existing Split-Dollar Life Insurance policies in 2004 such that the net present value cost to Brunswick did not increase. Mr. Metzger is now responsible for payment of the annual premium and keeping his policy current. Annual payments to Mr. Metzger in connection with his payment of premiums are:

Name	Amount	Policy-Mature Date
METZGER	$11,980	07/01/2026

Mr. Metzger is not provided any life insurance through the Company’s basic life program for employees.

Brunswick pays an annual premium of $9,300 for Mr. Schwabero to continue a life insurance policy provided by his former employer.

Personal Usage of Company Aircraft: Mr. Schwabero utilized the Company aircraft for personal use on a limited basis. The incremental cost to Brunswick for such usage during 2017 was $20,304 for Mr. Schwabero. This incremental cost to the Company for use of the corporate aircraft is based on the variable operational costs of all flights, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits.

Relocation: Upon his hire to his new role, Mr. Irick relocated to the Rosemont, Illinois area from Bratenahl, Ohio. The incremental cost to Brunswick of his relocation was $199,219. Mr. Bower received cost of living adjustments from his move last year from Edgewater, Florida to the Mettawa, Illinois area. The incremental costs to Brunswick of these payments was $1,322.

Other Benefits: Each of the NEOs received the following perquisites and other personal benefits, none of which exceeded $25,000: (a) an annual executive physical examination; and (b) a service providing 24-hour access to immediate healthcare.

There are no tax gross-ups related to any executive benefits.

(6)	The amounts in this column represent cash sign-on payments that Mr. Irick received as part of his new hire compensation offer paid in January 2017. A total of $460,000 was paid: $360,000 which represents the foregone 2016 annual incentive amount from his previous employer, plus $100,000 cash payment upon his date of hire.

(7)	Mr. Bower was not a NEO in 2015. Therefore, this table does not provide 2015 data for him. Mr. Irick was not a NEO in 2015 or 2016. Therefore, this table does not provide 2015 or 2016 data for him.

CEO PAY RATIO DISCLOSURE

Per new SEC reporting requirements, companies are required to disclose the ratio between the CEO total compensation to the total compensation of the median employee for the 2017 compensation year. The ratio of CEO pay ($7,117,520) to the median worker pay ($46,840) is 152:1. The ratio is a reasonable estimate, calculated in a manner consistent with applicable SEC rules.

To determine the median employee, we completed the data gathering and analysis for our 15,000 global employees located in 32 countries, of which 60% are hourly, manufacturing, and distribution employees. We utilized a measurement date of October 1, 2017, and used a total compensation definition that consisted of actual base pay earnings, overtime earnings, and annual incentives paid to all employees from the beginning of the 2017 year through the measurement date. We annualized pay for those who commenced work or were on an unpaid leave of absence during 2017. This data was gathered for our entire global workforce to identify the median employee, except that an exclusion was made for 51 employees who were previously employees of Lankhorst Taselaar, which we acquired in September 2017. Once the 2017 year ended, we gathered the median employee final total compensation utilizing the same methodology that is used for NEOs as set forth in the Summary Compensation Table to determine the ratio.

As part of Brunswick’s total rewards philosophy, we strive to attract and retain our workforce with market competitive compensation and benefits which will motivate performance and provide alignment with the Brunswick strategic goals for the organization. We drive to be an employer of choice and provide a differentiated and fulfilling employment experience to each of our talented employees. Part of that strategy is to provide a compensation package that is determined based on the individual’s role within the organization. We set pay levels based on the respective labor markets in which our various employee segments operate to ensure that we can attract and retain the best talent for each role within the organization. We believe that our current talent and workforce compensation strategy meets the needs of the business, shareholders, and employees.

2018 PROXY STATEMENT | 45

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

2017 GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
MARK D. SCHWABERO, Chairman and Chief Executive Officer
1/1/17	—	$1,295,673	$2,591,346	—	—	—	—	—
2/15/17	—	—	—	—	38,570	77,140	—	$2,500,107
2/15/17	—	—	—	—	—	—	41,190	$2,500,233
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
1/1/17	—	$523,269	$1,046,539	—	—	—	—	—
2/15/17	—	—	—	—	7,710	15,420	—	$499,762
2/15/17	—	—	—	—	—	—	8,240	$500,168
JAIME A. IRICK, Vice President and President – Fitness Division
1/1/17	—	$361,000	$722,000	—	—	—	—	—
1/19/17	—	—	—	—	—	—	14,600	$801,540
2/15/17	—	—	—	—	6,170	12,340	—	$399,939
2/15/17	—	—	—	—	—	—	6,590	$400,013
JOHN C. PFEIFER, Vice President and President – Mercury Marine
1/1/17	—	$394,615	$789,231	—	—	—	—	—
2/15/17	—	—	—	—	7,710	15,420	—	$499,762
2/15/17	—	—	—	—	—	—	8,240	$500,168
HUW S. BOWER, Vice President and President – Brunswick Boat Group
1/1/17	—	$299,977	$599,954	—	—	—	—	—
2/15/17	—	—	—	—	6,170	12,340	—	$399,939
2/15/17	—	—	—	—	—	—	6,590	$400,013

(1)	Consists of threshold, target, and maximum awards under the 2017 BPP.

(2)	Consists of Performance Shares awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares vest and convert to shares of Brunswick Common Stock at the end of the three-year performance period based on the final plan performance.

(3)	Consists of RSUs awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Awards vest on the third anniversary of the grant date.

(4)	The amounts shown in this column constitute the aggregate grant date fair value of equity awards granted under the Brunswick Corporation 2014 Stock Incentive Plan during 2017, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

2018 PROXY STATEMENT | 46

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

EQUITY COMPENSATION PLAN INFORMATION AND AWARDS

Brunswick granted RSUs and Performance Shares to all NEOs in 2017 pursuant to the Brunswick Corporation 2014 Stock Incentive Plan. Brunswick generally grants RSUs annually and they typically vest 100 percent on the third anniversary of the grant date. Performance Shares are generally granted annually and, if earned, typically vest 100 percent at the end of a three-year performance period. The terms of the awards reflect the use of the “Rule of 70 or Age 62” (as described to the right), along with the inclusion of an additional provision that would pro-rate the grant in the event of termination before December 31 in the year the grant is awarded, provided the participant had met the appropriate retirement definition in the terms and conditions of the award. Providing for a “prorated” grant serves to keep the decision about retirement timing independent of the vesting schedule of equity-based compensation. Of the NEOs, Mr. Schwabero and Mr. Metzger meet the Rule of 70 or Age 62 provision. Please see the “Other Potential Post-Employment Payments” section for a description of the treatment of equity awards following an involuntary termination of employment or a Change in Control.

RULE OF 70 OR AGE 62

The terms and conditions of SARs, RSUs, and Performance Shares each provide for forfeiture of the award if an executive terminates employment before the end of the vesting period, except if: (i) the sum of the individual’s age plus years of service is equal to or greater than 70; or (ii) the individual is age 62 or over (Rule of 70 or Age 62). Once the Rule of 70 or Age 62 is met, and if the employee’s employment is terminated (other than for cause or due to death or permanent disability), the applicable awards are treated as follows:

•	SARs: If termination occurs after December 31 of the year the grant is awarded, vesting continues on the normal vesting schedule. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the grant will vest pursuant to the normal vesting schedule.

•	RSUs: If termination occurs after December 31 of the year the grant is awarded, all of the award will be distributed three years from grant date. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the award will be distributed three years from grant date.

•	Performance Shares: If termination occurs after December 31 of the year the grant is awarded, grantee will receive the entire award at the end of the performance period, calculated as if the grantee had remained employed throughout the entire performance period and based on actual performance. If termination occurs before December 31 in the year the grant is awarded, the grantee will receive a pro-rata portion of the earned award at the end of the performance period based on actual performance.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed description of awards granted to the NEOs during 2017.

2018 PROXY STATEMENT | 47

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table provides information regarding each NEO’s outstanding equity awards as of December 31, 2017. The equity awards in this table consist of stock-settled Stock Appreciation Rights (options), Restricted Stock Units, and Performance Shares.

	Option/SAR Awards(1)					Stock Awards(2)

Grant Date	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock Held That Have Not Vested(3)	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
MARK D. SCHWABERO, Chairman and Chief Executive Officer
2/9/09	15,352	—	—	$3.71	2/9/19	—	—	—	—
5/12/09	46,200	—	—	$5.86	5/12/19	—	—	—	—
2/9/10	62,000	—	—	$11.08	2/9/20	—	—	—	—
2/8/11	28,000	—	—	$21.52	2/8/21	—	—	—	—
2/14/12	13,300	—	—	$23.79	2/14/22	—	—	—	—
2/11/15	—	—	—	—	—	24,031	$1,326,992	30,328	$1,674,712
2/10/16	—	—	—	—	—	58,334	$3,221,203	46,136	$2,547,630
2/15/17	—	—	—	—	—	41,686	$2,301,901	38,570	$2,129,835
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
5/12/09	17,500	—	—	$5.86	5/12/19	—	—	—	—
2/9/10	45,000	—	—	$11.08	2/9/20	—	—	—	—
2/8/11	23,000	—	—	$21.52	2/8/21	—	—	—	—
2/14/12	8,800	—	—	$23.79	2/14/22	—	—	—	—
2/11/15	—	—	—	—	—	9,633	$531,934	12,104	$668,383
2/10/16	—	—	—	—	—	12,918	$713,332	10,270	$567,109
2/15/17	—	—	—	—	—	8,339	$460,480	7,710	$425,746
JAIME A. IRICK, Vice President and President — Fitness Division
1/19/17	—	—	—	—	—	14,776	$815,931	—	—
2/15/17	—	—	—	—	—	6,669	$368,262	6,170	$340,707

2018 PROXY STATEMENT | 48

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

	Option/SAR Awards(1)					Stock Awards(2)

Grant Date	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock Held That Have Not Vested(3)	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
JOHN C. PFEIFER, Vice President and President – Mercury Marine
2/9/10	12,000	—	—	$11.08	2/9/20	—	—	—	—
2/8/11	15,750	—	—	$21.52	2/8/21	—	—	—	—
2/14/12	8,200	—	—	$23.79	2/14/22	—	—	—	—
2/11/15	—	—	—	—	—	9,633	$531,934	12,104	$668,383
2/10/16	—	—	—	—	—	12,918	$713,332	10,270	$567,109
2/15/17	—	—	—	—	—	8,339	$460,480	7,710	$425,746
HUW S. BOWER, Vice President and President — Brunswick Boat Group
2/11/15	—	—	—	—	—	932	$51,465	1,224	$67,589
2/10/16	—	—	—	—	—	1,425	$78,689	1,098	$60,637
5/4/16	—	—	—	—	—	3,985	$220,052	3,160	$174,495
2/15/17	—	—	—	—	—	6,669	$368,262	6,170	$340,707

(1)	Stock Appreciation Rights (SARs) vest at a rate of 25 percent per year over the first four years of the 10-year option term.
(2)	The market value of shares or units of stock that have not vested reflects a stock price of $55.22, the closing stock price on December 31, 2017.
(3)	RSU grants vest 100 percent on the third anniversary of the date of grant. Amounts include reinvested dividends.
(4)	Represents the calculation of the 2015 Performance Share awards which were subject to a three year-performance period. The final performance level was 136% of target. Resulting TSR performance against the established peer group for the performance period did not result in additional modification of +/- 20% the award.
(5)	2016 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on performance through December 31, 2017. Mr. Bower’s February performance share grant does not include the TSR modifier as he was not eligible for this plan feature at the time of his grant. His May performance share grant includes the TSR modifier.
(6)	2017 Performance Share award grants are subject to a three-year performance period and may be subject to additional modification.

2018 PROXY STATEMENT | 49

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

2017 OPTION EXERCISES AND STOCK VESTED

	Options Awards		Stock Awards(1)(2)(3)(4)

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
MARK D. SCHWABERO	38,448	$2,267,505	36,337	$2,184,336
WILLIAM L. METZGER	30,625	$1,730,006	22,266	$1,353,612
JAIME A. IRICK	—	—	—	—
JOHN C. PFEIFER	33,250	$1,624,890	17,063	$1,022,029
HUW S. BOWER	—	—	1,788	$108,853

(1)	Includes the following number of vested Performance Shares awarded on February 3, 2014, which vested on February 15, 2017, using a market price of $60.70 per share:	(3)	Includes the following number of vested Performance Shares awarded May 6, 2014, which vested on February 15, 2017, using a market price of $60.70 per share:

	SCHWABERO	METZGER	IRICK	PFEIFER	BOWER		SCHWABERO	METZGER	IRICK	PFEIFER	BOWER
SHARES	10,791	10,791	—	2,673	—	SHARES	6,831	—	—	4,257	—
VALUE	$655,014	$655,014	—	$162,251	—	VALUE	$414,642	—	—	$258,400	—

(2)	Includes the following number of vested RSUs awarded on February 3, 2014, which vested on February 3, 2017, using a market price of $60.88 per share:	(4)	Includes the following number of vested RSUs awarded on May 6, 2014, which vested on May 8, 2017, using a market price of $57.47 per share:

	SCHWABERO	METZGER	IRICK	PFEIFER	BOWER		SCHWABERO	METZGER	IRICK	PFEIFER	BOWER
SHARES	11,475	11,475	—	5,582	1,788	SHARES	7,240	—	—	4,551	—
VALUE	$698,598	$698,598	—	$339,832	$108,853	VALUE	$416,083	—	—	$261,546	—

2017 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
William L. Metzger	Supplemental Pension Plan	21.33	$610,526	—

NARRATIVE TO PENSION BENEFITS TABLE

Supplemental Pension Plan: Effective December 31, 2009, the Company froze the Supplemental Pension Plan and ceased all benefit accruals. Participation thereafter in any supplemental pension plan has been through the Brunswick Restoration Plan.

The Supplemental Pension Plan is described on page 41.

The formula for determining benefits under the Supplemental Pension Plan is the same formula used for the qualified pension plans, specifically a formula based upon age, years of participation in the plan up to 30 years, and the average of the three highest consecutive years’ earnings (salaries, annual BPP, and commissions, but excluding payouts under the Strategic Incentive Plan, which has been eliminated).

2018 PROXY STATEMENT | 50

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

2017 NON-QUALIFIED DEFERRED COMPENSATION

RESTORATION PLAN

Name	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
MARK D. SCHWABERO	$90,077	$163,790	$677,306	—	$6,001,193
WILLIAM L. METZGER	$34,189	$76,833	$127,678	—	$906,109
JAIME A. IRICK	$21,010	$16,808	$3,345	—	$41,162
JOHN C. PFEIFER	$69,027	$70,959	$187,064	—	$1,560,636
HUW S. BOWER	$45,997	$39,984	$35,839	—	$263,630

2005 ELECTIVE DEFERRED INCENTIVE COMPENSATION PLAN

Name	Executive Contributions in Last FY	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
MARK D. SCHWABERO	—	—	$89,785	—	$758,281
WILLIAM L. METZGER	—	—	—	—	—
JAIME A. IRICK	—	—	—	—	—
JOHN C. PFEIFER	—	—	$6,937	—	$144,051
HUW S. BOWER	—	—	—	—	—

2005 AUTOMATIC DEFERRED COMPENSATION PLAN

Name	Executive Contributions in Last FY(5)	Company Contributions in Last FY	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
MARK D. SCHWABERO	$1,717,717	—	($128,083)	—	$2,747,307
WILLIAM L. METZGER	—	—	—	—	—
JAIME A. IRICK	—	—	—	—	—
JOHN C. PFEIFER	—	—	$723	—	$12,321
HUW S. BOWER	—	—	—	—	—

(1)	100 percent of the amount for each NEO in this column represents deferrals of salary and BPP and is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	100 percent of the amount for each NEO in this column is reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Amounts in this column include above-market interest reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	The following amounts were previously reported as compensation to the NEOs in past Summary Compensation Tables. These amounts consist of Executive and Company Contributions and above-market interest as follows:

SCHWABERO	METZGER	IRICK	PFEIFER	BOWER
$1,157,463	$250,399	—	$230,139	$57,533

(5)	The amount for Mr. Schwabero in this column represents deferrals of RSUs and Performance Shares granted on February 3, 2014 and distributable on February 3, 2017 and February 15, 2017, respectively, and deferrals of RSUs and Performance Shares granted on May 6, 2014 and distributable on May 8, 2017 and February 15, 2017, respectively.

2018 PROXY STATEMENT | 51

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

NARRATIVE TO NON-QUALIFIED DEFERRED COMPENSATION TABLES

The Non-Qualified Deferred Compensation tables show amounts deferred in 2017 under Restoration (non-qualified plan to provide for contributions in excess of IRS limits), the Elective Deferred Incentive Compensation, and Automatic Deferred Compensation plans and includes previous deferrals.

Under the Restoration Plan, participants may defer up to 40 percent of their base salary and BPP awards. These deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the participant. The investment options and Company matching formula mirror those of the qualified 401(k) plan, which the participant manages in the same manner. Brunswick contributes to this plan according to the following formula:

•	One dollar for every dollar contributed by the employee, up to 3 percent of annual pay, and 50 cents for every dollar on the next 2 percent, plus an annual variable retirement contribution of up to 9 percent based on Company performance. Distributions under the Restoration Plan will be made as soon as administratively practicable after the six-month anniversary from the participant’s date of termination.

Under the 2005 Elective Deferred Incentive Compensation Plan, participants were allowed to defer up to 100 percent of BPP awards in either cash or stock. The Company calculated the value of cash deferrals based on the rate of return of mutual funds selected by the participant. The investment options mirror those of the qualified 401(k) plan and participants manage fund elections in the same manner. The Company calculated the value of stock deferrals on the same basis as Brunswick Common Stock. In 2008, the Company suspended participation in the plan. Distributions under the 2005 Elective Deferred Incentive Compensation Plan will be made as soon as administratively practicable after the participant’s termination from the Company or in accordance with the participant’s stated elections.

Under the 2005 Automatic Deferred Compensation Plan, participants are required to defer certain compensation in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. For cash balances, deferred cash equivalent balances are credited with: (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus two percent, or Brunswick’s short-term borrowing rate; or (ii) returns on securities selected by the executive. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid. Distributions of deferrals are made as soon as reasonably practicable after the six-month anniversary of the participant’s date of termination.

As discussed on page 41, this plan has been amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to such date.

The rates of return in 2017 for each fund in the Restoration Plan and 2005 Elective Deferred Incentive Compensation Plan are stated in the following table:

Fund	Rate of Return
Brunswick ESOP Co Stock	2.12%
Extended Mkt Index Inst	18.12%
Federal Money Mkt Fund	0.81%
Inst. Index Fund Inst	21.82%
MainStay Large Cap Growth R6	33.05%
Retire Savings Trust III	1.91%
Target Retirement Trust 2015 II	11.59%
Target Retirement Trust 2020 II	14.19%
Target Retirement Trust 2025 II	16.04%
Target Retirement Trust 2030 II	17.60%
Target Retirement Trust 2035 II	19.18%
Target Retirement Trust 2040 II	20.81%
Target Retirement Trust 2045 II	21.51%
Target Retirement Trust 2050 II	21.48%
Target Retirement Trust 2055 II	21.49%
Target Retirement Trust 2060 II	21.51%
Target Retirement Trust 2065 II	12.4%
Target Retirement Inc Trust II	8.60%
TCW Core Fxd Inc C Ins	2.74%
TIFInterEqPrimary	23.77%
Total Intl Stock Ix Inst	27.55%
Total Bond Mkt Index Inst	3.57%
Wells Fargo CommonSt Inst	17.93%
Windsor II Fund Adm	16.89%

2018 PROXY STATEMENT | 52

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Brunswick has entered into severance and Change in Control agreements which are incorporated in the Terms and Conditions of Employment (Agreements) with each NEO.

TERMS AND CONDITIONS OF EMPLOYMENT

The Agreements confirm that employment is at will and outline the NEO’s roles and responsibilities and compensation, benefits, and eligibility for certain perquisites provided in exchange for their services. The Agreements also contain provisions regarding termination of employment and reflect a “double-trigger” Change in Control severance and equity provision (effective upon termination of employment by the Company following a Change in Control of the Company) for all NEOs, including the Chairman and CEO.

The Company modified its equity vesting provision for 2016 equity grants such that they will be subject to double-trigger vesting. Therefore a termination must occur following a Change in Control in order for the equity awards to vest. This modification is to align with competitive best practice. Legacy award grants (prior to 2016) still have single-trigger vesting upon a Change in Control, but this will no longer apply in 2018 after the 2015 awards vest, as they were the last awards granted with single trigger vesting.

CHANGE IN CONTROL AND SEVERANCE

Each NEO is entitled to certain severance benefits in the event of a Change in Control (as defined below), if Brunswick terminates his/her employment for reasons other than for Cause (as defined below) or disability or if the executive terminates for Good Reason (as defined below):

•	Qualifying termination within 24 months following a Change in Control:

–	Severance payment of three times for Messrs. Schwabero, Metzger, and Pfeifer and two times for Messrs. Irick and Bower the sum of: (i) annual salary; (ii) the larger of targeted annual award under BPP for the year of termination or the year in which the Change in Control occurs; and (iii) the Company’s 401(k) match, variable retirement contribution, and other Company contributions made on his/her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination;

–	All equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms; and

–	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to the length of the severance period.

The three (3) times severance calculation is a grandfathered practice and new officers to the Company are set at two (2) times severance calculation following a Change in Control.

•	Qualifying termination other than following a Change in Control:

–	For the Chairman and CEO, severance payment equal to two
times the sum of: (i) annual salary; (ii) the targeted annual award under BPP for the year of termination; and (iii) the Company’s 401(k) match, variable retirement contribution and other Company contributions made on his/her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination;

–	For the other NEOs, severance payment equal to one and one half times the sum of: (i) annual salary; and (ii) the Company’s 401(k) match, variable retirement contribution, and other Company contributions made on his/her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. Any award under the BPP can be made at the CEO’s discretion;

–	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to 24 months for the Chairman and CEO and up to 18 months for other NEOs; and,

–	All equity awards held by the executive vest according to the terms and conditions of the underlying plans.

In addition to the payments described above, in each scenario, the NEO would be entitled to receive any annual BPP award earned for the preceding year that had not yet been paid at the time of termination as well as outplacement services.

In 2012, we eliminated the practice of providing indemnification or any “gross-up” of taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code). As a result, all executives at Brunswick who have an Agreement, including each NEO, are no longer entitled to a gross-up for any excise tax imposed on “excess parachute payments.” Instead, such executives will either be required to pay the excise tax or have their payments reduced if it would be more favorable to them on an after-tax basis.

Brunswick may terminate the Agreements upon six months’ notice, except that after a Change in Control, Brunswick may not terminate the Agreements until the second anniversary of the Change in Control.

The Agreements contain non-competition and non-solicitation restrictive covenants effective during the two-year period following termination of employment for the CEO, and for 18 months following termination for all other NEOs, and non-disclosure and non-disparagement restrictive covenants effective at all times. Upon termination following a Change in Control, the non-competition and non-solicitation restrictive covenants are not applicable. In the event of a violation of the restrictive covenants, we may recover any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date that the Company makes full recovery of such payments. The terms of the Agreements

2018 PROXY STATEMENT | 53

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

require the NEOs to execute a general release. Severance benefits are not available for those individuals terminating due to death, long-term disability, or for Cause.

Termination for “Cause” means the NEO’s:

•	Conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, perjury, or moral turpitude;

•	Intentional or grossly negligent disclosure of confidential or trade secret information of the Company or a related company to anyone not entitled to such information;

•	Willful omission or dereliction of any statutory or common law duty of loyalty to the Company or a related company;

•	Willful and material violation of the Company’s Code of Conduct or any other written Company policy; or

•	Repeated failure to carry out the material components of the executive’s duties despite specific written notice to do so by the CEO other than any such failure as a result of incapacity due to physical or mental illness.

“Good Reason” means any of the following without the NEO’s express written consent:

•	Material breach of provisions of the Agreement;

•	Failure to provide benefits generally provided to similarly-situated senior executives;

•	Reduction in authority or responsibility;
•	Reduction in compensation not applicable to similarly-situated senior executives;

•	Relocation beyond a reasonable commuting distance; or

•	Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms.

The Good Reason provision protects executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

The definition of Change in Control includes: (i) the acquisition of 25 percent or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board, excluding new directors who (a) are approved by a vote of at least 50 percent of the members of the incumbent Board and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60 percent of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25 percent of Brunswick’s voting stock and the Board is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick.

PAYMENT OBLIGATIONS UNDER TERMINATION SCENARIOS

The following tables show our estimated payment obligations resulting from effective termination before and after a Change in Control, using December 31, 2017 as the hypothetical termination date.

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE

Name	Severance(1)	Welfare Benefits(2)	Total	BPP(3)
MARK D. SCHWABERO	$5,105,980	$41,781	$5,147,762	—
WILLIAM L. METZGER	$950,299	$49,864	$1,000,163	$530,000
JAIME A. IRICK	$737,712	$22,229	$759,941	$380,000
JOHN C. PFEIFER	$896,488	$49,864	$946,352	$400,000
HUW S. BOWER	$757,626	$36,678	$794,304	$326,250

TERMINATION FOLLOWING A CHANGE IN CONTROL

Name	Severance(4)	Welfare Benefits(2)	Long-Term Incentives(5)	Total
MARK D. SCHWABERO	$7,658,971	$48,563	$6,739,270	$14,446,804
WILLIAM L. METZGER	$2,869,662	$82,227	$1,667,627	$4,619,516
JAIME A. IRICK	$1,743,616	$26,957	$683,897	$2,454,470
JOHN C. PFEIFER	$2,634,337	$82,227	$1,885,404	$4,601,968
HUW S. BOWER	$2,494,002	$46,268	$861,501	$3,401,771

(1)	Amounts in this column represent severance payments equal to two times the sum of salary, BPP, and defined contribution plan contributions for Mr. Schwabero and one and one-half times the salary and defined contribution plan contributions for the other NEOs.

(2)	Amounts in this column represent the estimated present value of Company-provided outplacement services and continuation of benefits provided during the severance period, based on current COBRA rates.

(3)	Amounts in this column represent full payment of BPP. Per footnote 1, the severance column includes the BPP for Mr. Schwabero as it is guaranteed per his agreement. For NEOs other than Mr. Schwabero, payment of the BPP upon a termination preceding a Change in Control is at the discretion of the Chairman and CEO.

(4)	Amounts in this column represent severance payments equal to three times for Messrs. Schwabero, Metzger, and Pfeifer and two times for Messrs. Irick and Bower, the sum of the NEO’s salary, BPP, and defined contribution plan contributions. Payments are reduced, where appropriate, in order to avoid excise taxes under Section 280G of the Internal Revenue Code so as to place the NEO in a “best after tax” situation.

(5)	Amounts in this column reflect the long-term incentive awards for which vesting would be accelerated following termination upon a Change in Control in accordance with the terms and conditions of the awards.

2018 PROXY STATEMENT | 54

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

PROPOSAL 3:	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on? Shareholders are being asked to approve the compensation of our NEOs on an advisory basis.

Voting Recommendation: Your Board of Directors recommends a vote FOR the approval of compensation of our Named Executive Officers.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors seeks your advisory vote to approve our compensation programs for our Named Executive Officers (commonly referred to as a “say-on-pay vote”). We encourage shareholders to review the Compensation Discussion and Analysis on pages 32 to 54 of this Proxy Statement. We ask that you approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis and the accompanying tables contained in this Proxy Statement. Because this vote is advisory in nature, it will not be binding on the Board of Directors, the Compensation Committee, or the Company; however, the Board and the Compensation Committee will review the voting results and carefully consider the outcome of the vote when making future decisions regarding executive compensation.

Consistent with the direction of our shareholders at our 2017 annual meeting, the say-on-pay vote will continue to be held on an annual basis. At our 2017 annual meeting, we received overwhelming shareholder approval on the “say on pay” proposal (93.75 percent of votes were cast for the proposal). We were pleased with this significant vote of confidence in our pay practices and made no direct changes to our compensation programs as a result of this vote.

We have a long-standing tradition of delivering financial results for our shareholders and our customers and aligning pay with those results. We believe we are a market leader in the marine and fitness industries, with business locations in many countries. Our executive team continues to successfully execute its growth plan, generating strong free cash flow and demonstrating outstanding operating leverage.

We have designed our executive compensation programs to drive these strong financial results and to attract, reward, and retain a highly experienced, successful senior management team to achieve our corporate objectives and increase shareholder value. We believe these programs are structured in the best manner possible to support our Company and our business objectives and we believe that they strike an appropriate balance between implementing responsible, measured pay practices and providing effective incentives designed to encourage our executives to perform at their best. This balance is illustrated by the following factors, which we urge you to consider:

•	A significant part of our executive compensation is structured as performance-based incentives. Our compensation programs are substantially linked to our key business objectives, so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

•	We have multiple-year award and payout cycles which serve as a retention tool.

•	We respond to economic conditions appropriately, such as reducing and/or limiting bonuses of the NEOs in years when performance is not strong.

•	We monitor the executive compensation programs and pay levels of companies of similar size and industry to ensure that our compensation programs are comparable to, and competitive with, our peer group and general market practices.

•	The Board, the Compensation Committee, our Chairman and Chief Executive Officer, and our Vice President and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession planning and executive development for our Chief Executive Officer and other key executives.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure in this Proxy Statement.”

2018 PROXY STATEMENT | 55

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2017, regarding Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

	A	B	C

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS(1)	1,829,755(2)(3)	$14.40(4)	5,415,791(5)
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	—	—	—

(1)	Our shareholders have approved the 2014 Stock Incentive Plan.

(2)	Includes 594,342 shares of Common Stock subject to outstanding stock appreciation rights, 53,175 shares of Common Stock subject to deferred obligations to issue shares of Common Stock, 410,225 shares of Performance Share obligations to issue shares of Common Stock, and 772,013 shares of restricted stock obligations to issue shares of Common Stock.

(3)	Shares represented by Performance Share awards may be adjusted depending on performance.

(4)	The weighted average exercise price was calculated solely with respect to outstanding stock appreciation rights. Deferred and restricted stock obligations to issue shares of Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.

(5)	All shares are available under the 2014 Stock Incentive Plan.

2018 PROXY STATEMENT | 56

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

AUDIT-RELATED MATTERS

AUDIT COMMITTEE REPORT

The following is the Audit Committee report with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2017.

Overview of Audit Committee Function: The Audit Committee, composed of independent directors who are all Audit Committee financial experts under SEC rules, oversees Brunswick’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Charter: The Audit Committee operates pursuant to a written charter, a copy of which is available on Brunswick’s website, www.brunswick.com.

Independence of Audit Committee Members: The Board of Directors has determined that all members of the Audit Committee are independent, within the meaning of the New York Stock Exchange Listed Company Manual.

Review with Management: The Audit Committee has reviewed and discussed Brunswick’s audited financial statements with management.

Review and Discussions with Independent Auditors: The Audit Committee is responsible for the appointment, termination, compensation, and oversight of Brunswick’s independent auditors. Deloitte and Touche, LLP is Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2017 and has served in that capacity since 2014. The Audit Committee has discussed with Deloitte, which is responsible for expressing an opinion on the conformity of Brunswick’s audited financial statements with generally accepted accounting principles and on the effectiveness of Brunswick’s internal control over financial reporting, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

The Audit Committee has also received the written disclosures from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from Brunswick. The Audit Committee has also reviewed the non-audit services Deloitte provided and has considered whether the provision of those services was compatible with maintaining Deloitte’s independence.

Conclusion: Based on the review and discussions referred to above, the Audit Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

AUDIT COMMITTEE
	NANCY E. COOPER (C)	DAVID V. SINGER	RALPH C. STAYER	ROGER J. WOOD

FEES INCURRED FOR DELOITTE SERVICES

Brunswick incurred the following fees for services rendered by Deloitte, our current independent registered public accounting firm, during the fiscal years ended December 31, 2016 and 2017:

	2016	2017
AUDIT FEES(1)	$4,099,015	$4,678,684
AUDIT-RELATED FEES(2)	$92,494	$523,756
TAX FEES(3)	$1,546,714	$880,489

(1)	Audit Fees: Professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, accounting and financial reporting consultations, and statutory audits.

(2)	Audit-Related Fees: Includes accounting advisory services and M&A support.

(3)	Tax Fees: Includes tax compliance and consulting services.

APPROVAL OF SERVICES PROVIDED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for pre-approving all audit and non-audit services that our independent registered public accounting firm performs; accordingly, the Committee pre-approved Deloitte’s services in 2016 and 2017. The Audit Committee has adopted a two-tiered approach for pre-approving fees. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit Committee must pre-approve either: (i) any proposed specified service that would result in total fees exceeding the budget; or (ii) any proposed service not specified in the budget.

2018 PROXY STATEMENT | 57

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

PROPOSAL 4:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

What am I voting on?	Shareholders are being asked to approve the appointment of Deloitte as the independent registered accounting firm for Brunswick.

Voting Recommendation: Your Board of Directors and the Audit Committee recommend a vote FOR the approval and ratification of the appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

The Audit Committee has appointed Deloitte as the independent registered public accounting firm for Brunswick and its subsidiaries for our fiscal year ending December 31, 2018. Although it is not required to seek shareholder approval of this appointment, the Board of Directors has determined that, in keeping with the principles of sound corporate governance, the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit Committee recommend that shareholders ratify the appointment of Deloitte as the independent registered accounting firm for Brunswick and its subsidiaries for the fiscal year ending December 31, 2018. If our shareholders do not ratify the appointment, the Audit Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.

Representatives of Deloitte will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

2018 will be the fifth year that Deloitte will serve as the independent registered public accounting firm for Brunswick and its subsidiaries.

2018 PROXY STATEMENT | 58

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

In order to be considered for inclusion in Brunswick’s proxy materials for our 2019 Annual Meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois 60045 (fax: 847.735.4433; email: corporate.secretary@brunswick.com) by November 22, 2018.

Shareholders who intend to submit director nominees for inclusion in our proxy materials for the 2019 Annual Meeting must comply with the requirements of proxy access as set forth in our Amended By-Laws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to Brunswick between October 23, 2018 and November 22, 2018.

In addition, a shareholder may wish to have a proposal presented at the 2019 Annual Meeting (including director nominations), but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s Amended By-Laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders. Pursuant to the Amended By-Laws, a shareholder proposal or nomination intended to be brought before the 2019 Annual Meeting must be delivered to Brunswick’s Secretary between January 2, 2019 and February 1, 2019.

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented.

By order of the Board of Directors,

Christopher F. Dekker
Secretary

Mettawa, Illinois

March 22, 2018

2018 PROXY STATEMENT | 59

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

APPENDIX 1

PROPOSED AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The proposed amendments to the Company’s Restated Certificate of Incorporation would revise section (c) and (e) of ARTICLE Eleventh thereof as shown below (new language is indicated by bolded text, and deletions are indicated by strike-throughs).

ELEVENTH.

(c) ~~The directors shall be divided into three classes: Class A, Class Band Class C. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class A directors shall expire at the annual meeting of stockholders in 1988, the term of office of the initial Class B directors shall expire at the annual meeting of stockholders in 1987 and the term of office of the initial Class C directors shall expire at the annual meeting of stockholders in 1986, or thereafter in each case when their respective successors are elected and have qualified. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term. expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.~~ Effective as of the annual meeting of stockholders of the Corporation to be held in 2018, the successors of the directors whose terms expire at such meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2021; at the annual meeting of stockholders of the Corporation to be held in 2019, the successors of the directors whose terms expire at such meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2020; at the annual meeting of stockholders of the Corporation to be held in 2020, the successors of the directors whose terms expire at such meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2021; and at each annual meeting of stockholders of the Corporation thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders of the Corporation, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier of such director’s earlier resignation, removal or death. Commencing with the annual meeting of stockholders of the Corporation to be held in 2021, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into classes.

(e) ~~No director shall be removed from the Board of Directors by action of the stockholders of the Corporation during his appointed term other than for cause. Whenever the holders of any class or series of Preferred Stock are entitled to elect one or more directors, the provisions of this section shall apply to the removal of such director or directors by such stockholders.~~ [Reserved].

2018 PROXY STATEMENT | 60

Proxy Summary	Overview	Proposal 1	Corporate Governance	Proposal 2	Governance Policies & Practices	Director Compensation	Executive Compensation	Proposal 3	Equity Compensation Plan	Audit-Related Matters	Proposal 4	2019 Shareholder Submissions	Appendices

APPENDIX 2*

FREE CASH FLOW	Year Ended December 31, 2017
NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	$417.2
NET CASH PROVIDED BY (USED FOR):
Capital expenditures	($189.3)
Proceeds from the sale of property, plant and equipment	$8.3
Effect of exchange rate changes on cash and cash equivalents	$6.9
FREE CASH FLOW	$243.1

EARNINGS PER SHARE	Year Ended December 31, 2017
DILUTED EARNINGS PER SHARE	$2.08
PENSION SETTLEMENT CHARGE	$0.69
RESTRUCTURING, EXIT, INTEGRATION, AND IMPAIRMENT CHARGES	$0.26
PRODUCT FIELD CAMPAIGNS CHARGE	$0.10
SPECIAL TAX ITEMS	$0.76
DILUTED EARNINGS PER SHARE, AS ADJUSTED	$3.89

EARNINGS BEFORE INCOME TAXES	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2013
EARNINGS BEFORE INCOME TAXES	$343.3	$389.0	$232.2
PENSION SETTLEMENT CHARGE	$96.6	$55.1	—
RESTRUCTURING, EXIT, INTEGRATION, AND IMPAIRMENT CHARGES	$36.6	$15.2	$3.2
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	$32.8
PRODUCT FIELD CAMPAIGNS CHARGE	$13.5	—	—
ADJUSTED PRETAX EARNINGS	$490.0	$459.3	$268.2

GROSS MARGIN	Year Ended December 31, 2017	Year Ended December 31, 2016
GROSS MARGIN	$1,234.7	$1,180.3
PRODUCT FIELD CAMPAIGNS CHARGE	$8.4	—
GROSS MARGIN, AS ADJUSTED	$1,243.1	$1,180.3

OPERATING EARNINGS	Year Ended December 31, 2017	Year Ended December 31, 2016
GAAP OPERATING EARNINGS	$354.9	$406.9
PENSION SETTLEMENT CHARGE	$96.6	$55.1
RESTRUCTURING, EXIT, INTEGRATION, AND IMPAIRMENT CHARGES	$36.6	$15.2
PRODUCT FIELD CAMPAIGNS CHARGE	$13.5	—
OPERATING EARNINGS, AS ADJUSTED	$501.6	$477.2

*All figures reflect continuing operations only

2018 PROXY STATEMENT | 61

Brunswick Corporation is a publicly held company listed on the New York and Chicago stock exchanges, with sales over $4.5 billion annually. While we are family to approximately 15,000 employees around the world, three divisions in more than 30 countries create a local environment. Our global headquarters is located in the Chicago suburb of Mettawa, IL.

Since Brunswick was founded in 1845, the Company has grown to become a world leader in each of our product categories: marine propulsion, boat and fitness. We’ve been successful in the market for so long because we maintain a focus on driving innovation, while leveraging best practices and veteran industry knowledge. Here, your ideas for company growth are backed by a nearly 175-year legacy of experience.

READ OUR ONLINE ANNUAL REPORT

www.brunswick.com/investors/publications-and-filings/annualreports.php

VISIT OUR INVESTOR RELATIONS WEBSITE

www.brunswick.com/investors

BRUNSWICK CORPORATION 26125 N. RIVERWOODS BLVD., SUITE 500 METTAWA, IL 60045-3420

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 5:00 p.m. Eastern Time on Tuesday, May 1, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Brunswick Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 5:00 p.m. Eastern Time on Tuesday, May 1, 2018. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38715-Z72139 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRUNSWICK CORPORATION
The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors		For	Against	Abstain
1a.	Manuel A. Fernandez	☐	☐	☐
1b.	Mark D. Schwabero	☐	☐	☐
1c.	David V. Singer	☐	☐	☐

1d.	J. Steven Whisler	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2. The approval of amendments to our Restated Certificate of Incorporation to declassify the Board of Directors.					☐	☐	☐
3. The approval of the compensation of our Named Executive Officers on an advisory basis.					☐	☐	☐

4. The ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐

NOTE: In their discretion, on such other business as may properly come before the meeting.

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TWO ADDITIONAL WAYS TO VOTE

Vote by Internet	Vote by Telephone

It’s fast, convenient and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically.

Go to website

www.proxyvote.com

Follow these three easy steps:

•    Read the accompanying Proxy Statement and Proxy Card.

•    Go to the website www.proxyvote.com.

•    Follow the simple instructions.

It’s fast, convenient and your vote is
immediately confirmed and registered.

Call toll-free on a touch-tone phone in the
U.S. or Canada

1-800-690-6903

Follow these three easy steps:

•    Read the accompanying Proxy Statement and Proxy Card.

•    Call the toll-free phone number above.

•    Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E38716-Z72139

Solicited on behalf of the Board of Directors of

BRUNSWICK CORPORATION

The undersigned hereby appoints W.L. Metzger, C.F. Dekker, and S.J. Kagay, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2018 or any adjournment thereof. If no voting instructions are given, the proxies will vote the shares in accordance with the recommendations of the Board of Directors.

As applicable, this proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the Trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge, no later than 5:00 p.m. Eastern Time on Tuesday, May 1, 2018, for all registered shares to be voted and no later than 5:00 p.m. Eastern Time on Friday, April 27, 2018, for the Trustee to vote the plan shares. Individual proxy voting and voting instructions will be kept confidential.

Continued and to be signed on reverse side